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                                                                     EXHIBIT 2.1


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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            THE TRIZETTO GROUP, INC.,

                           CIDADAW ACQUISITION CORP.,

                 RESOURCE INFORMATION MANAGEMENT SYSTEMS, INC.,

                               THE SHAREHOLDERS OF
                 RESOURCE INFORMATION MANAGEMENT SYSTEMS, INC.,

                                 TERRY L. KIRCH

                             AND THOMAS H. HEIMSOTH

                          DATED AS OF NOVEMBER 2, 2000

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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made and entered into as of November 2, 2000, by and among The TriZetto Group, Inc., a Delaware corporation ("TriZetto"), Cidadaw Acquisition Corp, a Delaware corporation and wholly-owned subsidiary of TriZetto ("Merger Sub"), Resource Information Management Systems Inc., an Illinois corporation ("RIMS"), the shareholders of RIMS listed on the signature pages attached hereto (each, a "Shareholder" and collectively, the "Shareholders"), Terry L. Kirch ("Kirch") and Thomas H. Heimsoth ("Heimsoth"). Certain other capitalized terms used in this Agreement are defined in Exhibit A attached hereto.


                                    RECITALS

         WHEREAS, the respective Boards of Directors of TriZetto, Merger Sub and RIMS believe it is in the best interest of each company and their respective stockholders to consummate the business combination transaction provided for herein in which Merger Sub would merge with and into RIMS (the "Merger");

         WHEREAS, the respective Boards of Directors of TriZetto, Merger Sub and RIMS have approved the Merger, upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the Shareholders are the record owners of 100% of the issued and outstanding shares of RIMS' capital stock, without par value (the "RIMS Stock");

         WHEREAS, the Shareholders have approved this Agreement and the Merger in accordance with the Illinois Business Corporations Act ("IBCA") and RIMS' charter documents;

         WHEREAS, Kirch and Heimsoth are the indirect beneficial owners of the RIMS Stock and will receive significant benefit from the consummation of the transactions contemplated hereby;

         WHEREAS, each of TriZetto, Merger Sub, the Shareholders, RIMS, Kirch and Heimsoth desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the consummation thereof; and

         WHEREAS, for Federal income tax purposes, the Merger is intended to be qualified as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code").


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

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                                   ARTICLE 1

                                   THE MERGER

         1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL") and the IBCA, Merger Sub shall be merged with and into RIMS at the Effective Time of the Merger (as defined in Section 1.3). Following the Merger, the separate corporate existence of Merger Sub shall cease, and RIMS shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights, properties, liabilities and obligations of Merger Sub in accordance with the DGCL and the IBCA.

         1.2 CLOSING. The closing of the Merger (the "Closing") shall take place at the offices of Stradling Yocca Carlson & Rauth at 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660 at the date and time on which the conditions to Closing set forth in Section 9 of this Agreement shall have been satisfied or waived by the appropriate party. The date on which the Closing actually occurs and the transactions contemplated hereby become effective is hereinafter referred to as the "Closing Date." At the time of the Closing, TriZetto, Merger Sub and RIMS shall deliver the certificates and other documents and instruments required to be delivered hereunder.

         1.3 EFFECTIVE TIME. At the Closing, a certificate of merger (the "Certificate of Merger") shall be executed and filed in accordance with the relevant provisions of the DGCL and the IBCA and the parties shall make all other filings, recordings or publications required by the DGCL and the IBCA in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State and the Illinois Secretary of State, or at such other time as may be specified in the Certificate of Merger (the "Effective Time").

         1.4 EFFECTS OF THE MERGER. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the DGCL and the IBCA.

         1.5 CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION. The Articles of Incorporation and Bylaws of RIMS as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or in accordance with applicable law.

         1.6 DIRECTORS AND OFFICERS. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified in accordance with applicable law or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

                                   ARTICLE 2

                  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
                               RIMS AND MERGER SUB

         2.1 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of TriZetto, Merger Sub, RIMS, the Shareholders, Kirch or Heimsoth:

                  (a) CAPITAL STOCK OF MERGER SUB. Each issued and outstanding share of capital stock of Merger Sub shall by virtue of the Merger and without any action on the part of any holder thereof, be converted into one share of RIMS Stock. Such newly issued shares shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.


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                  (b) CONVERSION OF RIMS COMMON STOCK. Subject to other
provisions of this Section 2:

                           (i) Each issued and outstanding share of RIMS Stock
will be converted automatically into the right to receive:

                                    (a) the "Cash Consideration" in the amount
of $.721154; and

                                    (b) .62221794 shares of validly issued,
fully paid and non-assessable shares of common stock, $0.001 par value, of TriZetto (the "TriZetto Stock"). Such TriZetto Stock shall be subject to adjustment as set forth in Section 2.4 and 2.6 below.

                           (ii) At the Effective Time, all such shares of RIMS
Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such certificates, certificates representing the shares of TriZetto Stock ( together with the Cash Consideration, the "Merger Consideration") to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest.

                  (c) STOCK OPTIONS AND STOCK PLANS. At the Effective Time, all outstanding vested options to purchase RIMS Stock (the "RIMS Options"), shall cease to represent a right to acquire shares of RIMS Stock and shall be converted automatically into an option to acquire shares of TriZetto Stock ("TriZetto Option"); provided, however, that from and after the Effective Time,
(i) the number of shares of TriZetto Stock purchasable upon exercise of such TriZetto Option shall be equal to the number of shares of RIMS Stock that were purchasable under such RIMS Option immediately prior to the Effective Time multiplied by .6352769, rounding down to the nearest whole share, and (ii) the per share exercise price under each such TriZetto Option shall be adjusted by dividing the per share exercise price of each such RIMS Option by .6352769, rounding down to the nearest cent ("Adjusted Exercise Price"). Such RIMS Options shall be assumed by TriZetto under the terms of an employee option plan to be established by TriZetto which shall provide holders of such options with substantially the same rights and obligations as the RIMS Stock Option Plan. Each holder of RIMS Options shall agree to be bound by the lock-up restrictions set forth in Section 2.5 hereof. All unvested RIMS Options that do not accelerate as a result of the Merger shall terminate immediately prior to the Effective Time.

         2.2 EXCHANGE OF CERTIFICATES.

                  (a) TRIZETTO STOCK EXCHANGE PROCEDURES. Immediately following the Closing, upon receipt of the certificates representing all of the outstanding shares of RIMS Stock from each of the Shareholders, TriZetto shall submit to TriZetto's registrar and transfer agent, U.S. Stock Transfer Corporation (the "Exchange Agent"), an instruction letter including a list of the names, addresses and social security numbers or taxpayer identification numbers of each Shareholder who has delivered the certificate or certificates representing all shares of RIMS Stock held by such Shareholder to TriZetto. As soon as reasonably practicable following the Effective Time, TriZetto shall cause the Exchange Agent to issue in exchange therefor a certificate representing that number of whole shares of TriZetto Stock, which such Shareholder has the right to receive pursuant to the provisions of this Article 2 (less the proportionate number of shares to be placed into Escrow as provided in Section 2.3 below). The certificates of RIMS Stock so surrendered shall, at TriZetto's option, be duly endorsed


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to TriZetto or be accompanied by stock powers duly endorsed in blank. Upon delivery of the above mentioned consideration, the RIMS Stock certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 2.2, each certificate shall be deemed at any time after the Effective Time for all corporate purposes of TriZetto to represent ownership of the number of shares of TriZetto Stock into which the number of shares of RIMS Stock shown thereon have been converted as contemplated by this Article 2.

                  (b) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to TriZetto Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate with respect to the shares of TriZetto Stock represented thereby until the surrender of such certificate in accordance with this Article 2. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the record holder of the certificates representing whole shares of TriZetto Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable, but which were not paid by reason of the immediately preceding sentence, with respect to such whole shares of TriZetto Stock, and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of TriZetto Stock.

                  (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY STOCK. All shares of TriZetto Stock issued upon the surrender for exchange of certificates in accordance with the terms of this Article 2 (including the Cash Consideration paid pursuant to Section 2.1(b)(i)(A)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of RIMS Stock represented thereby. From and after the Effective Time, the stock transfer books of RIMS shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of RIMS Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

                  (d) NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of TriZetto Stock shall be issued upon the surrender for exchange of certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a TriZetto stockholder.

                  (e) WITHHOLDING TAXES; PAYMENTS TO PUBLIC OFFICIALS. TriZetto and Merger Sub shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any Shareholder pursuant to this Agreement such amounts as TriZetto and Merger Sub may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Shareholder to whom such amounts would otherwise have been paid. Neither TriZetto nor Merger Sub shall be liable to any Shareholder for any shares of TriZetto Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

         2.3 DELIVERY OF TRIZETTO STOCK TO ESCROW. Pursuant to an Escrow Agreement to be entered into on or before the Closing in substantially the form of Exhibit B (the "Escrow Agreement"), by and among TriZetto, the Shareholders and Bankers Trust Company of California


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N.A. (the "Escrow Agent"), TriZetto will deposit stock certificates representing twenty percent (20%) of the shares of TriZetto Stock that would otherwise be delivered to the Shareholders at the Closing (the "Escrow Shares") in Escrow together with related stock powers which will be held in escrow for one year
(the "Escrow") to secure the indemnification obligations of the Shareholders, RIMS, Kirch and Heimsoth with respect to claims made under Article 8 hereof.

         2.4 ANTI-DILUTION PROVISIONS. In the event the number of shares of TriZetto common stock issued and outstanding prior to the Effective Time changes as a result of a stock split, stock dividend, subdivision, reclassification, recapitalization, combination of shares or similar recapitalization with respect to such stock or if TriZetto declares a Material dividend or distribution in cash or property other than stock (an "Anti-Dilution Event") and the record date therefor (in the case of a dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Closing Date, the number of shares of TriZetto Stock to be received pursuant to Section 2.1 shall be correspondingly adjusted to reflect such Anti-Dilution Event.

         2.5 LOCKUP PERIODS. Each of the Shareholders hereby covenants and agrees that during each of the periods set forth below (each, a "Lock-Up Period" and collectively, the "Lock-Up Periods"), such Shareholder shall not, directly or indirectly, sell, offer to sell, solicit an offer to sell, contract or grant any option or warrant to sell (including, without limitation, any short sale), register, pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the 1934 Act, or otherwise transfer or dispose of any shares of the TriZetto Stock to be delivered pursuant to this Agreement (the "Lock-Up Restriction"). The Lock-Up Restriction shall terminate on the dates set forth below (each, a "Lock-Up Release Date"):

                  (a) with respect to that number of shares equal to fifty percent (50%) of the total number of shares of TriZetto Stock delivered on the Closing Date pursuant to Section 2.1(b)(i)(B), plus any Additional Shares issued on such Lock-Up Release Date, on the one-year anniversary of the Effective Time ("First Lock-Up Release Date");

                  (b) with respect to that number of shares equal to twelve and one-half percent (12.5%) of the total number of shares of TriZetto Stock delivered on the Closing Date pursuant to Section 2.1(b)(i)(B), plus any Additional Shares issued on such Lock-Up Release Date, on the fifteen-month anniversary of the Effective Time ("Second Lock-Up Release Date");

                  (c) with respect to that number of shares equal to twelve and one-half percent (12.5%) of the total number of shares of TriZetto Stock delivered on the Closing Date pursuant to Section 2.1(b)(i)(B), plus any Additional Shares issued on such Lock-Up Release Date, on the eighteen-month anniversary of the Effective Time ("Third Lock-Up Release Date");

                  (d) with respect to that number of shares equal to twelve and one-half percent (12.5%) of the total number of shares of TriZetto Stock delivered on the Closing Date pursuant to Section 2.1(b)(i)(B), plus any Additional Shares issued on such Lock-Up Release Date, on the twenty-one-month anniversary of the Effective Time ("Fourth Lock-Up Release Date"); and

                  (e) with respect to that number of shares equal to twelve and one-half percent (12.5%) of the total number of shares of TriZetto Stock delivered on the Closing Date pursuant to Section 2.1(b)(i)(B), plus any Additional Shares issued on such Lock-Up Release Date, on the two-year anniversary of the Effective Time ("Final Lock-Up Release Date").


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                  2.6 PURCHASE PRICE ADJUSTMENT. If the average closing sales price of the TriZetto Stock as reported on the Nasdaq National Market System ("NMS") (or other exchange or similar market on which TriZetto Stock is regularly traded if not then traded on the NMS) for the five trading days preceding a Lock-Up Release Date (the "Adjusted Stock Price") is less than $17.50, as adjusted for an Anti-Dilution Event occurring after the date of this Agreement, then TriZetto shall issue or cause to be issued by submitting an instruction letter to its Transfer Agent instructing the Transfer Agent to issue an additional number of shares of TriZetto Stock ("Additional Shares") within five business days after the Lock-Up Release Date to each Shareholder, pro rata, such that the total number of shares eligible for sale by all Shareholders on such Lock-Up Release Date (including shares sold prior to such date) has a value equal to $45,297,466.10, multiplied by the aggregate percentage of shares of TriZetto Stock released as of such date, based upon such Adjusted Stock Price; provided, however, that in no event shall TriZetto be required to issue an aggregate number of Additional Shares in excess of twenty-five percent (25%) of the number of shares of TriZetto Stock issued pursuant to Section 2.1(b)(i)(B) hereof (net of any reductions pursuant to Section 8 hereof). In the event that Additional Shares are issued pursuant to this paragraph and at any subsequent Lock-Up Release Date the number of shares of TriZetto Stock eligible for sale on such Lock-Up Release Date (including shares sold prior to such date) have a value, based on the applicable Adjusted Stock Price, in excess of $45,297,466.10, multiplied by the aggregate percentage of shares of TriZetto Stock released as of such date, then, each Shareholder shall return for cancellation to TriZetto such number of shares of TriZetto Stock, duly endorsed, that have a value equal to his, her or its pro rata portion of such excess, based on the applicable Adjusted Share Price; provided, however, that in no event shall such number of shares to be returned by each Shareholder exceed the aggregate number of Additional Shares previously issued to such Shareholder; provided further, that, in the event the Shareholders are required to return shares of TriZetto Stock pursuant to this Section 2.6 and the amount of shares of TriZetto Stock to be returned by the Shareholders is greater than the amount of shares of TriZetto Stock then held by the Shareholders, then, the Shareholders shall be required to pay to TriZetto an amount in cash equal to (a) the difference between the number of shares of TriZetto Stock to be returned by the Shareholders and the number of shares of TriZetto Stock then held by the Shareholders, multiplied by (b) the Adjusted Stock Price.

                  2.7 DELIVERY OF MERGER CONSIDERATION, OPTIONS AND RESTRICTED STOCK. By executing this Agreement, each of the parties agrees to the method and timing of the delivery of the Merger Consideration, Options and Restricted Stock as set forth herein and in the Flow of Funds Memorandum attached hereto as Exhibit G.

                                   ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF RIMS,
                      THE SHAREHOLDERS, KIRCH AND HEIMSOTH

         RIMS, each of the Shareholders, Kirch and Heimsoth, jointly and severally, represent and warrant to TriZetto and Merger Sub that, except as set forth in the RIMS Disclosure Schedule:

         3.1 CORPORATE EXISTENCE AND POWER. RIMS and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois, and has all corporate powers and authority and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on RIMS. RIMS and each of its


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Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on RIMS. RIMS has heretofore delivered to TriZetto true and complete copies of the Articles of Incorporation and Bylaws of RIMS and each of its Subsidiaries as currently in effect.

         3.2 CORPORATE AUTHORIZATION.

                  (a) The execution, delivery and performance by RIMS of this Agreement and the consummation of the transactions contemplated hereby are within RIMS' corporate powers and have been duly authorized by all necessary corporate action. This Agreement and the Merger have been duly authorized by all necessary corporate action of RIMS in accordance with the IBCA.

                  (b) RIMS' Board of Directors, either at a meeting duly called and held or by unanimous written consent in lieu of a meeting, has unanimously
(i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are fair to and in the best interests of its Shareholders, and (ii) approved and adopted this Agreement and the transactions contemplated hereby (including the Merger), which approval satisfies in full any applicable requirements of the IBCA.

                  (c) This Agreement has been duly executed and delivered by each of the Shareholders, RIMS, Kirch and Heimsoth. This Agreement constitutes, and the Transaction Documents to be executed and delivered will constitute, legal, valid and binding obligations of each of the Shareholders, RIMS, Kirch and Heimsoth, enforceable against each of the Shareholders, RIMS, Kirch and Heimsoth, as applicable, in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         3.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by each of the Shareholders, RIMS, Kirch and Heimsoth of this Agreement and the consummation by each of the Shareholders, RIMS, Kirch and Heimsoth of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, other than
(a) the filing of the Certificate of Merger and other documents in accordance with the DGCL and the IBCA, (b) compliance with the Securities Act of 1933 (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act"), or foreign or state securities or blue sky laws, (c) actions required by the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), or any applicable foreign antitrust law, and (d) any other filings, approvals or authorizations which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on RIMS or Materially impair the ability of any of the Shareholders, RIMS, Kirch and Heimsoth to consummate the transactions contemplated by this Agreement.

         3.4 NON-CONTRAVENTION. The execution, delivery and performance by each of the Shareholders, RIMS, Kirch and Heimsoth of this Agreement and the consummation by each of the Shareholders, RIMS, Kirch and Heimsoth of the transactions contemplated hereby do not and will not (i) contravene or conflict with the Articles of Incorporation or Bylaws of RIMS, (ii) assuming compliance with the matters referred to in Section 3.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to any of the Shareholders, RIMS, Kirch or Heimsoth, (iii) require the consent or other


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

action of any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of any of the Shareholders, RIMS, Kirch or Heimsoth or to a loss of any benefit to which any of the Shareholders, RIMS, Kirch or Heimsoth is entitled under any provision of any Material agreement or other instrument binding upon any of the Shareholders, RIMS, Kirch or Heimsoth or any Material license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of RIMS, (iv) result in the creation or imposition of any Material Lien on any asset of RIMS, except, in the case of clause (ii) , for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on RIMS or Materially impair the ability of RIMS to consummate the transactions contemplated by this Agreement. RIMS has taken all steps necessary to exempt the transactions contemplated by this Agreement irrevocably from any applicable "fair price" "moratorium" "control share acquistion" "interested shareholder" or other anti-takeover law (however styled).

         3.5 COMPLIANCE WITH LAW AND OTHER INSTRUMENTS.

                  (a) RIMS and each of its Subsidiaries holds all licenses, permits and authorizations necessary for the lawful conduct of its business as now being conducted pursuant to all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and other authorities having jurisdiction over it or any part of its respective operations, and there are no violations or claimed violations by RIMS of, or action or proceeding pending against RIMS or any of its Subsidiaries with respect to, any such license, permit or authorization or any such statute, law, ordinance, rule or regulation, except where the failure to obtain such licenses, permits and authorizations or such violation or claimed violations by RIMS or such action or proceeding pending against RIMS or any of its Subsidiaries would not have a Material Adverse Effect on RIMS or any of its Subsidiaries. Section 3.5 of the RIMS Disclosure Schedule sets forth all licenses, permits and authorizations held by RIMS and each of its Subsidiaries.

                  (b) The business of RIMS and each of its Subsidiaries has been and is being conducted in compliance with all applicable Laws, including without limitation all Laws concerning privacy and/or data protection, except for violations or failures to so comply that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on RIMS. No investigation or review by any Regulatory Authority with respect to RIMS or any of its Subsidiaries is pending or, to the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth, threatened in writing, other than, in each case, those which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on RIMS or any of its Subsidiaries. RIMS has not received any written communication in the past two years from a Regulatory Authority that alleges that RIMS or any of its Subsidiaries is not in compliance in any Material respect with any applicable Law.


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

         3.6 CAPITALIZATION.

                  (a) The authorized capital stock of RIMS consists of 2,000,000 shares of Class B Non-Voting common stock, 9,900,000 shares of Class C Non-Voting common stock and 100,000 shares of Class C Voting common stock. As of the date hereof, there are outstanding (i) no shares of Class B Non-Voting common stock, 4,118,400 shares of Class C Non-Voting common stock and 41,600 shares of Class C Voting common stock, (ii) 504,600 RIMS Options, of which 472,400 will become vested as a result of the Merger, (iii) no RIMS Derivative Securities, and (iv) no shares of RIMS Stock issued or relating to restricted stock awards, or other stock based compensation arrangements.

                  (b) All outstanding shares of capital stock of RIMS have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section 3.6, there are no outstanding (i) shares of capital stock or other voting securities of RIMS, (ii) securities of RIMS convertible into or exchangeable for shares of capital stock or voting securities of RIMS, or (iii) options, restricted stock, stock appreciation rights, other stock based compensation awards or other rights to acquire from RIMS, or other obligation of RIMS to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of RIMS. There are no outstanding obligations of RIMS to repurchase, redeem or otherwise acquire any securities referred to in clauses
(i), (ii) or (iii) above.

                  (c) As of the date hereof, there are no outstanding bonds, debentures, notes or other indebtedness of RIMS having the right to vote (or convertible into or exercisable for RIMS Stock having the right to vote) on any matters on which the Shareholders may vote.

                  (d) As of the date hereof, there are not outstanding contractual obligations of RIMS to repurchase, reprice, redeem or otherwise acquire any shares of the capital stock of RIMS.

                  (e) All of the RIMS Stock was issued or granted in compliance with all applicable federal and state securities laws.

                  (f) There are no voting agreements or voting trusts between or among any Person or Persons relating to RIMS or the RIMS Stock. RIMS is not obligated to issue or repurchase any shares of RIMS Stock for any purpose and no Person has entered into any Contract (whether preemptive or contractual) for the purchase (whether from the Shareholders, RIMS, Kirch or Heimsoth), subscription or issuance of any unissued shares or other securities of RIMS, whether now or in the future.

         3.7 SUBSIDIARY. RIMS has no Subsidiaries and does not own, control or hold with the power to vote, directly or indirectly, of record, beneficially or otherwise, any share capital, capital stock or any equity or ownership interest in any company, corporation, partnership, association, joint venture, business, trust or other entity, except for as listed in Section 3.7 of the RIMS Disclosure Schedule.

         3.8 COMPANY FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES.

                  (a) RIMS has delivered to TriZetto the audited balance sheets of RIMS as of December 31, 1997, 1998 and 1999 and the related statements of income and stockholders equity for the fiscal years ended December 31, 1997, 1998, and 1999 (the "Financial Statements"). The RIMS

Financial Statements present fairly, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis, the financial condition and results of operations of as of the dates and for the periods indicated therein. For purposes of this Agreement, "RIMS Balance Sheet" means the unaudited balance sheet of RIMS as of September 30, 2000, which contains no footnotes or year end adjustments. The RIMS Balance Sheet fairly reflects the financial condition of RIMS as of the date indicated therein (except that the RIMS Balance Sheet is subject to normal year-end audit adjustments, which will not, individually or in the aggregate, be Material in magnitude).

                  (b) RIMS does not have any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise whether due or to become due, known or unknown, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments that are required to be disclosed under GAAP, except (i) as set forth in Section 3.8(b) of the RIMS Disclosure Schedule, (ii) the liabilities recorded on the RIMS Balance Sheet, (iii) liabilities or obligations incurred since the date of the RIMS Balance Sheet which were incurred in the ordinary course of business and consistent with past practice, or (iv) liabilities that would not be required by GAAP to be disclosed in financial statements or in the notes thereto and that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on RIMS.

         3.9 ABSENCE OF CERTAIN CHANGES. Except as set forth in Section 3.9 of the RIMS Disclosure Schedule, since the date of the RIMS Balance Sheet, the business of RIMS has been conducted in the ordinary course consistent with past practice and there has not been:

                  (a) any event, occurrence or development of a state of circumstances or facts which would, individually or in the aggregate, have a Material Adverse Effect on RIMS (other than adverse effects arising from the execution and performance of this Agreement, changes in general economic conditions or changes applicable generally to the industry) or any event, occurrence or development which would have a Material Adverse Effect on the ability of RIMS to consummate the Merger;

                  (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of RIMS, or any repurchase, redemption or other acquisition by RIMS of any outstanding shares of capital stock or other securities of, or other ownership interests in RIMS;

                  (c) any split, combination, re-classification of any RIMS Stock or any amendment of any term of any outstanding security of RIMS;

                  (d) any incurrence, assumption or guarantee by RIMS of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

                  (e) any incurrence of any indebtedness by RIMS to the Shareholders, Kirch or Heimsoth;

                  (f) any creation or other incurrence by RIMS of any Lien on any asset other than in the ordinary course consistent with past practices;

                  (g) any making of any loan, advance or capital contribution to or investment in any Person other than loans, advances or capital contributions to or investments in wholly-owned subsidiaries of RIMS made in the ordinary course consistent with past practices;

                  (h) any transaction or commitment made, or any contract or agreement entered into, by RIMS relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by RIMS of any contract or other right, in either case, Material to RIMS, taken as a whole, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

                  (i) any change in any method of accounting, method of tax accounting or accounting practice by RIMS, except for any such change required by reason of a concurrent change in GAAP;

                  (j) any (i) grant of any severance or termination pay to any current or former director, officer or employee of RIMS, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of RIMS, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increase in compensation, bonus or other benefits payable or otherwise made available to current or former directors, officers or employees of RIMS (other than in the ordinary course of business salary increases for employees other than officers and directors), (v) the declaration or payment of any bonuses or year-end payments to any current or former directors, officers or employees of RIMS, or (vi) establishment, adoption, or amendment (except as required by applicable law), of any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of RIMS;

                  (k) any labor dispute, other than routine individual grievances, or, to the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth, any activity or proceeding by a labor union or representative thereof to organize any employees of RIMS, which employees were not subject to a collective bargaining agreement on the date of the RIMS Balance Sheet, or any Material lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees;

                  (l) any tax election or any settlement of tax liability, in either case that is Material to RIMS;

                  (m) asset acquisition or expenditure in excess of $100,000 individually or $500,000 in the aggregate;

                  (n) payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

                  (o) write-offs or write-downs of any assets of RIMS;

                  (p) creation, termination or amendment of, or waiver of any right under, any Material agreement of RIMS;

                  (q) damage, destruction or loss having or reasonably expected to have a Material Adverse Effect on RIMS;

                  (r) any event from the RIMS Balance Sheet date through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1 hereof; or

                  (s) agreement or commitment to do any of the foregoing.

         3.10 LITIGATION. Except as set forth in Section 3.10 of the RIMS Disclosure Schedule, there is no action, suit, investigation, audit or proceeding pending against, or to the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth threatened against or affecting, RIMS, its officers or directors or any of its properties before any court or arbitrator or any governmental body, agency or official. No former shareholder, employee, officer or director of RIMS has any claim pending or to the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth threatened against RIMS, its officers or directors or any of its properties relating to sales of RIMS Stock by RIMS or any of RIMS' current or former shareholders. Neither RIMS nor any of its officers and directors nor any of its properties are subject to any order, writ, judgment, decree or injunction of any court or arbitrator or any governmental body, agency or official. Section
3.10 of the RIMS Disclosure Schedule contains a complete list of all claims brought against RIMS, or pending since January 1, 1997, together with a brief statement of the nature and amount of the claim, the court and jurisdiction in which the claim was brought, the resolution (if resolved), and the availability of insurance to cover the claim. Except as set forth on Section 3.10 of the RIMS Disclosure Schedule, to the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth, there are no facts or circumstances that could reasonably be expected to give rise to any actions of the type set forth in this Section 3.10.

         3.11 TAXES.

                  (a) Except as set forth in (or resulting from matters set forth in) Section 3.11 of the RIMS Disclosure Schedule or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on RIMS:

                           (i) RIMS has prepared and timely filed with the
appropriate governmental agencies all franchise, income and all other Tax returns and reports required to be filed on or before the Effective Time (collectively "Returns"), taking into account any extension of time to file granted to or obtained on behalf of RIMS;

                           (ii) all Taxes of RIMS shown on such Returns or
otherwise known by RIMS to be due or payable have been timely paid in full to the proper authorities, other than such Taxes are adequately reserved for in accordance with generally accepted accounting principles;

                           (iii) all deficiencies resulting from Tax
examinations of income, sales and franchise and all other Returns filed by RIMS in any jurisdiction in which such Returns are required to be so filed have been paid and no claim has been made by an authority in a jurisdiction where RIMS does not file Returns that is or may be subject to the taxation by that jurisdiction;

                           (iv) no deficiency has been asserted or assessed
against the RIMS which has not been satisfied or otherwise resolved, and no examination of RIMS is pending or, to the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth, threatened for any Material amount of

Tax by any taxing authority and there is no dispute or claim concerning any Tax liability of RIMS either claimed by any authority in writing, or to the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth, reasonably expected to be claimed;

                           (v) no extension of the period for assessment or
collection of any Tax is currently in effect and no extension of time within which to file any Return has been requested, which Return has not since been filed;

                           (vi) all Returns filed by RIMS are correct and
complete in all respects or adequate reserves have been established with respect to any additional Taxes that may be due (or may become due) as a result of such Returns not being correct or complete;

                           (vii) to the Knowledge of the Shareholders, RIMS,
Kirch or Heimsoth, no Tax liens have been filed with respect to any Taxes;

                           (viii) RIMS has not made since January 1, 1997, and
will not make, any voluntary adjustment by reason of a change in its accounting methods for any pre-Merger period;

                           (ix) RIMS has made timely payments of the Taxes
required to be deducted and withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party;

                           (x) RIMS is not a party to any Tax sharing or Tax
matters agreement;

                           (xi) to the Knowledge of the Shareholders, RIMS,
Kirch or Heimsoth, RIMS is not liable to suffer any recapture, clawback or withdrawal of any relief or exemption from Tax howsoever arising (including the entering into and the consummation of the Merger), and whether by virtue of any act or omission by RIMS or by any other Person or Persons;

                           (xii) to the Knowledge of the Shareholders, RIMS,
Kirch or Heimsoth, RIMS is not liable to be assessed for or made accountable for any Tax for which any other Person or Persons may be liable to be assessed or made accountable whether by virtue of the entering into or the consummation of the Merger or by virtue of any act or acts done by or which may be done by or any circumstance or circumstances involving or which may involve any other Person or Persons; and

                           (xiii) RIMS has not been a United States real
property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  (b) RIMS is not a party to any agreement, contract, or arrangement that would, as a result of the transactions contemplated hereby, result, separately or in the aggregate, in (i) the payment of any "excess parachute payments" within the meaning of Section 280G of the Code by reason of the Merger, (ii) the payment of any form of compensation or reimbursement for any Tax incurred by any Person arising under Section 280G of the Code, or (iii) the payment of any amounts not deductible by RIMS, in whole or in part, by reason of Section 162 of the Code.

                  (c) RIMS has a valid business purpose for undertaking the Merger.

                  (d) The fair market value of the Merger Consideration received by each Shareholder will be approximately equal to the fair market value of the RIMS Stock surrendered in the Merger.

                  (e) There is no present plan or intention by the shareholders of RIMS who own 1 percent or more of the RIMS Stock, and to the Knowledge of RIMS, the Shareholders, Kirch and Heimsoth, there is no plan or intention on the part of the remaining shareholders (if any) of RIMS to sell, exchange, or otherwise dispose of to TriZetto or any Affiliate of TriZetto a number of shares of TriZetto Stock received in the Merger that would reduce the RIMS shareholders' ownership of TriZetto Stock to a number of shares having a value, as of the Closing Date of the Merger, of less than 50 percent of the value of all the formerly outstanding stock of TriZetto as of the same date. For the purposes of this representation, shares of TriZetto Stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of TriZetto Stock will be treated as outstanding RIMS Stock on the date of the Merger. Moreover, shares of RIMS Stock and shares of TriZetto Stock held by RIMS shareholders and otherwise sold, redeemed or disposed of to TriZetto, RIMS or any party related to either prior or subsequent to the Merger will be considered in making this representation.

                  (f) Following the Merger, RIMS will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Merger Sub's net assets and at least 70 percent of the fair market value of Merger Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by RIMS or Merger Sub to dissenters, amounts paid by RIMS or Merger Sub to shareholders who receive cash or other property, amounts used by RIMS or Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by RIMS will be included as assets of RIMS or Merger Sub, respectively, immediately prior to the Merger.

                  (g) RIMS has no plan or intention to issue additional shares of its stock that would result in TriZetto losing control of RIMS within the meaning of Section 368(c) of the Code.

                  (h) The liabilities of RIMS assumed by TriZetto and the liabilities to which the transferred assets of RIMS are subject were incurred by RIMS in the ordinary course of its business.

                  (i) RIMS, the Shareholders, Kirch and Heimsoth will pay their respective expenses, if any, incurred in connection with the Merger as set forth in Section 10.3.

                  (j) There is no intercorporate indebtedness existing between RIMS and TriZetto that was issued, acquired or will be settled at a discount.

                  (k) At the time of the Merger, RIMS will not have outstanding any warrants, options, convertible securities, or any type of right pursuant to which any Person could acquire stock in RIMS that, if exercised or converted, would affect TriZetto's acquisition or retention of control in RIMS, as defined in Section 368(c) of the Code.

                  (l) RIMS is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

                  (m) RIMS is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

                  (n) The fair market value of the assets of RIMS transferred to TriZetto will equal or exceed the sum of the liabilities assumed by TriZetto plus the amount of liabilities, if any, to which the transferred assets are subject.

                  (o) After the Merger, either at least one line of RIMS' historic business will remain or a significant portion of RIMS' assets will remain.

         3.12 RIMS EMPLOYEE BENEFIT PLANS.

                  (a) The attachment to Section 3.12 of the RIMS Disclosure Schedule sets forth a list of all of RIMS' employee benefit plans, as defined in
Section 3(3) of ERISA.

                  (b) Section 3.12(b) of the RIMS Disclosure Schedule sets forth a true and complete list of all other profit-sharing, deferred compensation (including a list of participants therein), bonus, stock option, stock purchase, stock bonus, phantom stock, vacation pay, holiday pay, severance, dependent care assistance, excess benefit, incentive compensation, salary continuation, medical, life or other insurance, employment, severance, termination, golden parachute, consulting, supplemental retirement plan or agreement, supplemental unemployment and other employee benefit plans, programs, agreements or arrangements, including all unwritten employee benefit plans, programs, agreements and arrangements, if any, maintained or contributed to by RIMS for the benefit of RIMS' Employees (or former employees) or independent contractors and/or their beneficiaries. Both of these types of plans are collectively referred to as "Benefit Plans." An arrangement will not fail to be a Benefit Plan simply because it only covers one individual, or because RIMS' obligations under the plan arise by reason of its being a "successor employer" under applicable law.

                  (c) RIMS has delivered or made available to TriZetto a true and complete copy of each Benefit Plan and any related funding agreements (e.g., trust agreements or insurance contracts), including all amendments (and Section 3.12(b) of the RIMS Disclosure Schedule includes a description of any such amendment that is not in writing).

                  (d) Except as set forth in Section 3.12(d) of the RIMS Disclosure Schedule, RIMS does not maintain or contribute to, nor has maintained or contributed to, any Benefit Plan that is subject to Section 302 of ERISA or
Section 412 of the Code.

                  (e) No Benefit Plan is a "multi-employer plan," as defined in
Section 3(37) of ERISA, nor is a plan described in Section 4063(a) of ERISA.

                  (f) All costs of administering and contributions required to be made by RIMS to each Benefit Plan under the terms of that Benefit Plan, ERISA, the Code or any other applicable law have been timely made, and are fully deductible. All amounts properly accrued to date as liabilities of RIMS under or with respect to each Benefit Plan (including administrative expenses and incurred but not reported claims) for the current plan year of the Benefit Plan have been recorded on the appropriate books, to the extent required by law or GAAP.

                  (g) Each Benefit Plan has been maintained and operated in accordance with, and complies currently with, in all Material respects, all applicable laws, including but not limited to

ERISA and the Code. Each Benefit Plan has been operated in all Material respects in accordance with its terms. Furthermore, the Internal Revenue Service has issued a favorable determination letter with respect to each Benefit Plan that is intended to qualify under Section 401(a) of the Code, which letter, except as set forth in Section 3.12(g)(ii) of the RIMS Disclosure Schedule, takes into account any amendment to each such Benefit Plan, and, no event had occurred (either before or after the date of the letter) that would disqualify the plan.

                  (h) No Benefit Plan is intended to provide benefits which might require compliance with Sections 419 or 419A of the Code.

                  (i) No prohibited transaction has occurred with respect to any of the Benefit Plans which is not exempt under Section 4975 of the Code and
Section 406 of ERISA. RIMS has not engaged in any transaction with respect to any Benefit Plan which could subject it to either a Material civil penalty assessed pursuant to Section 409, 502(i) or 502(l) of ERISA, or a Material tax imposed pursuant to Section 4975 or 4976 of the Code.

                  (j) Except as set forth in Section 3.12(j) of the RIMS Disclosure Schedule, RIMS does not maintain any plan that provides (or will provide) medical or death benefits to one or more, current or future former employees (including retirees) beyond their retirement or other termination of service, other than benefits that are required to be provided pursuant to
Section 4980B of the Code or state law continuation coverage or conversion rights.

                  (k) There are no proceedings or lawsuits, pending or, to the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth, threatened, and, to the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth, are no investigations currently in progress relating to any Benefit Plan, by any administrative agency, whether local, state or federal or by any fiduciary, participant or beneficiary of such plan.

                  (l) Except as set forth in Section 3.12(l) of the RIMS Disclosure Schedule, none of the Benefit Plans or any other employment agreement or arrangement entered into by RIMS will entitle any current or former employee to any benefits or other compensation that become payable solely as a result of the consummation of this transaction.

                  (m) None of the Benefit Plans are subject to the tax on unrelated business taxable income or unrelated debt-financed income under
Section 511 of the Code.

                  (n) Except as set forth in Section 3.12(n) of the RIMS Disclosure Schedule, to the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth, no Benefit Plan has any interest in any annuity contract or other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship, rehabilitation or similar proceeding.

                  (o) Section 3.12(o) of the RIMS Disclosure Schedule lists each individual who (i) has elected to continue participating in a group health plan of RIMS pursuant to an election under COBRA, or (ii) has not made an election under COBRA but who is still eligible to make such election.

         3.13 BANKING AND FINDERS' FEES. Except as set forth in Section 3.13 of the RIMS Disclosure Schedule, there is no investment banker, broker, finder or other intermediary, which has been retained by or is authorized to act on behalf of the Shareholders, RIMS, Kirch or Heimsoth who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

         3.14 ENVIRONMENTAL COMPLIANCE

                  (a) RIMS and each of its Subsidiaries is in compliance with Environmental Laws (except where non-compliance would not have a Material Adverse Effect upon RIMS) and all Environmental Permits.

                  (b) RIMS has not received any written notice regarding any violation of any Environmental Laws, or any RIMS Environmental Liabilities, including any investigatory, remedial or corrective obligations, relating to RIMS or any of its Subsidiaries or its facilities arising under Environmental Laws.

                  (c) Except as set forth in Section 3.14 of the RIMS Disclosure
Schedule:

                           (i) Neither RIMS nor any of its Subsidiaries caused,
nor is causing or threatening to cause, any disposals or releases of any Hazardous Material on or under any properties which it (A) leases, occupies or operates or (B) previously owned, leased, occupied or operated and, to the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth, no such disposals or releases occurred prior to RIMS having taken title to, or possession or operation of, any of such properties; and to the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth no such disposals or releases are migrating or have migrated off of such properties in subsurface soils, groundwater or surface waters after RIMS has taken title to, or possession or operation of any such properties and, to the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth, no such disposals or releases are migrating or have migrated off of such properties in subsurface soils, groundwater or surface water prior to such time;

                           (ii) Neither RIMS nor any of its Subsidiaries has (A)
arranged for the disposal or treatment of Hazardous Material at any facility owned or operated by another Person, or (B) accepted any Hazardous Material for transport to disposal or treatment facilities or other sites selected by RIMS or any of its Subsidiaries from which facilities or sites there has been a release or there is a release or threatened release of a Hazardous Material; any facility identified in Section 3.14(c)(ii)(A) was duly licensed in accordance with law and has not been listed in connection with the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) by the United States Environmental Protection Agency's Comprehensive Environmental Response, Compensation, and Liability Information System (CERCLIS) or National Priorities List (NPL) or any equivalent or like listing of sites under state or local law (whether for potential releases of substances listed in CERCLA or other substances);

                           (iii) The Shareholders, RIMS, Kirch and Heimsoth do
not have any reason to believe or suspect that there is any, and to the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth, there is no release or threatened release of any Hazardous Material originating from a property other than those leased or operated by RIMS or any of its Subsidiaries has come to be (or may come to be) located on or under properties leased, occupied or operated by RIMS or any of its Subsidiaries;

                           (iv) Neither RIMS nor any of its Subsidiaries has
ever installed, used, buried or removed any surface impoundment or underground tank or vessel on properties owned, leased, occupied or operated by RIMS or any of its Subsidiaries;

                           (v) RIMS and each of its Subsidiaries are and have
been in compliance in all Material respects with all federal, state, local or foreign laws, ordinances, regulations, permits, approvals and authorizations relating to air, water, industrial hygiene and worker health and safety, anti-pollution, hazardous or toxic wastes, materials or substances, pollutants or contaminants, and to the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth no condition exists on any of the real property owned by or used in the business of RIMS or any of its Subsidiaries that would constitute a Material violation of any such law or that constitutes or threatens to constitute a public or private nuisance; and

                           (vi) There has been no litigation, administrative
proceedings or investigations or any other actions, claims, demands notices of potential responsibility or requests for information brought or, to the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth, threatened against RIMS or any of its Subsidiaries or any settlement reached by it with any Person or Persons alleging the presence, disposal, release or threatened release of any Hazardous Material on, from or under any of such properties or as otherwise relating to potential environmental liabilities or the actual or alleged injury to human health or the environment by reason of the current conditions or operation of the facilities of RIMS or any of its Subsidiaries or past condition and operations or activities of the facilities of RIMS or any of its Subsidiaries.

         3.15 COLLECTIVE BARGAINING ARRANGEMENTS. Neither RIMS nor any of its Subsidiaries is a party to or bound by any employee collective bargaining agreement, nor is RIMS or any of its Subsidiaries a party to or affected by or, to the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth, threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving the employees of RIMS.

         3.16 ACCOUNTS RECEIVABLE; UNEARNED INCOME.

                  (a) The accounts receivable reflected on the RIMS Balance Sheet are owned free and clear by RIMS, except as set forth on Section 3.16 of the RIMS Disclosure Schedule, and are based on RIMS' reasonable judgment and its normal credit review procedures, business practices and GAAP, and are fully collectible in accordance with their terms in an amount not less than their aggregate book value, except for any amounts that become uncollectible after the Closing Date due to actions taken by TriZetto which could reasonably be expected to have a Material Adverse Effect on the collectibility of the accounts receivable. "Aggregate book value", for this purpose, shall mean the aggregate recorded amounts of such accounts receivable, less the aggregate recorded allowance for doubtful accounts, trade allowances and return allowances, all as established in accordance with GAAP consistently applied. Except as set forth in
Section 3.16(a) of the RIMS Disclosure Schedule, all accounts receivable for customer collections and billings prior to the Closing Date have been properly recorded on RIMS' books and records on a timely basis and in the month in which RIMS' efforts and activities generating such income were expended.

                  (b) The unearned income reflected on the RIMS Balance Sheet is based on RIMS' reasonable judgment, business practices, as established in accordance with GAAP consistently applied. Except as set forth in Section 3.16(a) of the RIMS Disclosure Schedule, all unearned income relating to contracts executed prior to the Closing Date have been properly recorded on RIMS' books and records on a timely basis and in the month in which RIMS received the cash payment.

         3.17 INVENTORIES. The consolidated inventories reflected on the RIMS Balance Sheet have been valued in accordance with GAAP consistently applied at the lower of cost or market value and consists solely of merchandise usable or salable in the ordinary course of business at not less than the value thereof reflected on the RIMS Balance Sheet. The inventory conforms to customary trade standards for such inventory, and proper recognition has been given in the RIMS Balance Sheet to damaged, obsolete, slow-moving, irregular or defective inventory. Since the RIMS Balance Sheet, there have been no changes to the inventory reflected therein, except in the ordinary course of business.

         3.18 INTERESTS IN REAL PROPERTY. Section 3.18 of the RIMS Disclosure
Schedule is the complete and correct list and brief description of all real property leased by RIMS or any of its Subsidiaries on the Closing Date. Neither RIMS nor any of its Subsidiaries owns any real property. All real property leases to which RIMS or any of its Subsidiaries is a party are valid and in full force and effect and are valid and binding on the parties thereto, assuming enforceability as to the parties other than RIMS or its Subsidiaries, and neither RIMS nor any of its Subsidiaries has received any notice of, or has any Knowledge of facts or circumstances that could reasonably be expected to result in, a default of any Material provision thereof which has not been cured. To the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth, all improvements and fixtures made by or at the direction of RIMS or its Subsidiaries on the real properties leased by RIMS or its Subsidiaries conform in all Material respects to all applicable health, fire, safety, environmental, zoning and building laws and ordinances; and all materials, buildings, structures (or the space used by RIMS or its Subsidiaries in such buildings or structures) and fixtures used by RIMS or its Subsidiaries in the conduct of its business are in good operating condition and repair, ordinary wear and tear excepted, and are sufficient for the type and magnitude of their respective operations.

         3.19 PERSONAL PROPERTY. Except as set forth in Section 3.19 of the RIMS Disclosure Schedule, RIMS and each of its Subsidiaries has good and marketable title, free and clear of all title defects, security interests, pledges, options, claims, liens, encumbrances and restrictions of any nature whatsoever to all inventory and receivables and to any item of machinery, equipment, or tangible personal property reflected on the RIMS Balance Sheet or used in the business by RIMS or each of its Subsidiaries (regardless of whether reflected on the RIMS Balance Sheet). All the machinery, equipment and other tangible personal property used in the business by RIMS is in good operating condition and repair, normal wear and tear excepted. At the Closing Date, RIMS will possess all of the personal property wherever located used to conduct its business as conducted prior to the Closing.

         3.20 EMPLOYEES, DIRECTORS AND OFFICERS. Section 3.20 of the RIMS Disclosure Schedule comprises a complete and correct list of all of RIMS' present employees, officers and directors ("Employees"), including the direct compensation (including wages, salaries and actual or anticipated bonuses) to be paid in the current fiscal year to such Persons. Except as set forth on Section
3.20 of the RIMS Disclosure Schedule, no unpaid salary, other than for the immediately preceding pay period and other than pursuant to the existing deferred compensation plans of RIMS is now payable to any of such officers, directors or employees.

         3.21 PATENTS, INTELLECTUAL PROPERTY; SOFTWARE; AND YEAR 2000
COMPLIANCE.

                  (a) RIMS and each of its Subsidiaries owns or has the right to use all Intellectual Property Material to the operation of the business of RIMS or any Subsidiary as currently conducted or to products or services currently under development by RIMS or any Subsidiary (collectively, "RIMS Material Intellectual Property"), and, except as set forth on Section 3.21(a) of the Disclosure Schedule, has the right to use, license, sublicense or assign the same without Material liability to, or any requirement of consent from, any other Person or party. Such Intellectual Property constitutes all Intellectual Property necessary for the conduct of its business in the manner conducted immediately prior to the Closing. All RIMS Material Intellectual Property is either owned by RIMS or its Subsidiaries free and clear of all Liens or is used pursuant to a license agreement; each such license agreement is valid and enforceable and in full force and effect; neither RIMS nor any Subsidiary is in Material Default thereunder; and to the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth, no corresponding licensor is in Material Default thereunder. None of the RIMS Material Intellectual Property infringes or otherwise conflicts with any Intellectual Property or other right of any Person; except as set forth on Section 3.21(a) of the Disclosure Schedule, there is no pending or, to the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth, threatened (in writing) litigation, adversarial proceeding, administrative action or other challenge or claim relating to any RIMS Material Intellectual Property; there is no outstanding Order relating to any RIMS Material Intellectual Property; and to the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth, there is currently no infringement by any Person of any RIMS Material Intellectual Property; the RIMS Material Intellectual Property owned, used or possessed by RIMS and each of its Subsidiaries is sufficient and adequate to conduct the business of RIMS and each of its Subsidiaries to the full extent as such business is currently conducted. To the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth and except as set forth on Section 3.21(a) of the Disclosure Schedule, the Products do not include any Intellectual Property that is in the public domain.

                  (b) RIMS and each of its Subsidiaries has taken reasonable steps to protect, maintain and safeguard its respective RIMS Material Intellectual Property, including any RIMS Material Intellectual Property for which improper or unauthorized disclosure would impair its value or validity Materially, and has executed and required appropriate nondisclosure agreements and made appropriate filings and registrations in connection with the foregoing, except where the failure to take such steps, execute such nondisclosure agreements or make such filings and registrations could not reasonably be expected in the aggregate to have a Material Adverse Effect on RIMS or its Subsidiaries.

                  (c) Each of RIMS and its Subsidiaries is the sole and exclusive owner of all Owned Software that is required to conduct the business of RIMS and each of its Subsidiaries to the extent such businesses are currently conducted, including, without limitation, the products and services currently under development by RIMS and each of its Subsidiaries. A true and complete list of all Material Owned Software of RIMS and each of its Subsidiaries is set forth on Section 3.21(c) of the Disclosure Schedule. All of the Owned Software of RIMS and any of its Subsidiaries is Year 2000 Compliant. A true and complete list of all Material Third Party Software used by RIMS is set forth on Section 3.21(c) of the Disclosure Schedule. To the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth, all Material Third Party Software currently used by RIMS and each of its Subsidiaries is Year 2000 Compliant.

                  (d) Each of RIMS and its Subsidiaries is the sole and exclusive owner of all Owned Databases that are required to conduct the businesses of RIMS and each of its Subsidiaries to the extent such businesses are currently conducted, including, without limitation, the products and services currently under development by RIMS and each of its Subsidiaries. A true and complete list of all Material Owned Databases of RIMS and each of its Subsidiaries is set forth on Section 3.21(d) of the Disclosure Schedule. All of the Owned Databases of RIMS and each of its Subsidiaries are Year 2000 Compliant. A true and complete list of all Material Third Party Databases used by RIMS and each of its Subsidiaries has heretofore been made available to TriZetto. To the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth, all Material Third Party Databases currently used by RIMS and each of its Subsidiaries are Year 2000 Compliant.

                  (e) No Material confidential or trade secret information of RIMS or any of its Subsidiaries has been provided to any Person except subject to written confidentiality agreements, except for any such disclosure which has not resulted and could not reasonably be expected to result in a Material Adverse Effect on RIMS or any of its Subsidiaries.

                  (f) RIMS and each of its Subsidiaries have valid copyrights in all Material copyrightable material whether or not registered with the U.S. copyright office, including all copyrights in the Products containing Material copyrightable material. To the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth, consummation of the transactions contemplated hereby will not alter or impair the validity of any copyrights or copyright registrations.

                  (g) Except as set forth in Section 3.21(g) of the RIMS Disclosure Schedule: (A) No third party (including any original equipment manufacturer or site license customer) has any right to manufacture, reproduce, distribute, sell, sublicense, market or exploit any of the Products or any adaptations, translations, or derivative works based on the Products, or any portion thereof; (B) RIMS has not granted to any third party any exclusive rights of any kind with respect to any of the Products, including territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the Products; and (C) RIMS has not granted any third party any right to market any product utilizing any Product under any "private label" arrangements pursuant to which RIMS is not identified as the source of such goods. Each document or instrument identified pursuant to this Section is listed in Section 3.21(g) of the RIMS Disclosure Schedule and true and correct copies of such documents or instruments have been furnished to TriZetto. No third party has any right to manufacture, reproduce, distribute, sublicense, market or exploit any works or materials of which any of the Products are a derivative work.

                  (h) Each of the Products: (A) substantially complies with all specifications set forth therefor in any contract, agreement, advertisement or other promotional material for such Products at the time such Product was delivered pursuant to such contract or agreement or such advertisement or promotional material was used, and with all other warranty requirements, other than bugs or fixes required or expected in the ordinary course of business and not otherwise Material to RIMS' business; and (B) can be recreated from its associated source code and related documentation by reasonably experienced technical personnel without undue burden.

                  (i) RIMS has made available to TriZetto all current end user documentation relating to the use, maintenance or operation of each of the Products, all of which is true and accurate in all Material respects.

                  (j) To the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth, no employee of RIMS or any of its Subsidiaries is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with RIMS or any other party because of the nature of the business conducted by RIMS or any of its Subsidiaries or proposed to be conducted by RIMS or any of its Subsidiaries.

                  (k) Except as set forth in Section 3.21(k) of the RIMS Disclosure Schedule, no Third Party Technology is included in the Products.

                  (l) If RIMS is obligated to repair or replace products or services previously provided by RIMS that are not Year 2000 Compliant in order to meet RIMS' contractual obligations, to avoid personal injury or other liability, to avoid misrepresentation claims, or to satisfy any other obligations or requirements, to the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth, RIMS has repaired or replaced those products and services to make them Year 2000 Compliant in all Material respects.

         3.22 CONTRACTS.

                  (a) Except as described in Section 3.22(a) of the RIMS Disclosure Schedule, neither RIMS nor any Subsidiary is a party to any:

                           (i) employment, change in control or severance
agreements;

                           (ii) contract relating to the borrowing of money in
excess of $100,000 by RIMS or any of its Subsidiaries, or the guaranty of any obligation for the borrowing of money by RIMS or any of its Subsidiaries;

                           (iii) contract that involves the payment or receipt
by RIMS or any of its Subsidiaries of more than $100,000 over the remaining term of the contract;

                           (iv) contract with the Shareholders or any Affiliate
of the Shareholders;

                           (v) contract that requires the consent of, or
terminates or becomes terminable by, any Person other than RIMS or any of its Subsidiaries as a result of the transactions contemplated by this Agreement;

                           (vi) contracts that are otherwise Material to the
business of RIMS or any of its Subsidiaries and are not for the purchase or sale of goods or services in the ordinary course of business;

                           (vii) have a remaining term of more than one year
from the date of this Agreement;

                           (viii) are distributorship or other agreements
relating to the marketing, distributing or sublicensing of RIMS' products or products of its Subsidiaries.

                  (b) To the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth, all of the other parties to such agreements are in compliance with all Material provisions of all such agreements and no fact exists which is, or with the passage of time could become, a default under any of the aforementioned contracts. RIMS has previously made available to TriZetto complete and correct copies of all the contracts, agreements and documentation relating to the items listed in Section 3.22 (a) of the RIMS Disclosure Schedule.

         3.23 AFFILIATE TRANSACTIONS. Except as set forth in Section 3.23 of the RIMS Disclosure Schedule, there are no Material contracts or other Material transactions between RIMS and any (a) officer or director of RIMS, (b) of the Shareholders, or (c) Affiliate of any such officer, director or Shareholder.

         3.24 INSURANCE AND BANKING FACILITIES. Section 3.24 of the RIMS Disclosure Schedule comprises a complete and correct list of (i) all contracts of insurance and indemnity of or relating to RIMS or any of its Subsidiaries (except insurance related to employee benefits) in force at the date of this Agreement (including name of insurer or indemnitor, agent, annual charge, coverage and expiration date); (ii) the names and locations of all banks or depository organizations in which RIMS or any of its Subsidiaries has accounts; and (iii) the names of all Persons authorized to draw on such accounts. All premiums and other payments due with respect to all contracts of insurance or indemnity in force at the date hereof have been or will be paid, and RIMS knows of no circumstance (including without limitation the consummation of the transactions contemplated by this Agreement), which has caused, or might cause, any such contract to be canceled or terminated. There is no Material claim by RIMS or any of its Subsidiaries under any insurance policies of RIMS or any of its Subsidiaries as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

         3.25 POWERS OF ATTORNEY AND SURETYSHIPS. Except as set forth in Section
3.25 of the RIMS Disclosure Schedule, RIMS does not have any powers of attorney outstanding (other than a power of attorney issued in the ordinary course of business with respect to tax matters or to customs agents and customs brokers), and, except for obligations as an endorser of negotiable instruments incurred in the ordinary course of business, RIMS does not have any obligations or liabilities (absolute or contingent) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise respecting the obligation of any other Person.

         3.26 MINUTES AND STOCK RECORDS. RIMS has caused TriZetto to be given access to complete and correct copies of the minute books and stock records of RIMS and each of its Subsidiaries. Such items contain a complete and correct record in all Material respects of all proceedings and actions taken at all meetings of, and all actions taken by written consent by, the holders of capital stock of RIMS and each of its Subsidiaries and its Board of Directors, and all original issuances and subsequent transfers and repurchases of its capital stock.

         3.27 CUSTOMERS. Section 3.27 of the RIMS Disclosure Schedule lists (i) RIMS' top 20 customers by billings (collectively, the "Customers"), by the revenues received by RIMS from each such Customer during 1998, 1999 and 2000 year-to-date. To the Knowledge of the Shareholders, RIMS, Kirch or Heimsoth, there are no oral or written notice or other indication from any of the Customers stating that such Customer intends to terminate its business relationship with RIMS or Materially reduce the volume of business it does with RIMS.

         3.28 FULL DISCLOSURE. All of the representations and warranties made by the Shareholders, RIMS, Kirch and Heimsoth in this Agreement, and all statements set forth in the certificates delivered by the Shareholders, RIMS, Kirch and Heimsoth at the Closing pursuant to this Agreement, are true, correct and complete in all Material respects and do not contain any untrue statement of a Material fact or omit to state any Material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by the Shareholders, RIMS, Kirch and Heimsoth pursuant to the terms of this Agreement are complete and accurate copies of the original documents.

                                   ARTICLE 4

            REPRESENTATIONS AND WARRANTIES OF TRIZETTO AND MERGER SUB

         TriZetto and Merger Sub, jointly and severally, represent and warrant to each of the Shareholders, RIMS, Kirch and Heimsoth that, except as set forth in TriZetto Disclosure Schedule or in TriZetto's SEC Filings which have been provided to each of the Shareholders, RIMS, Kirch and Heimsoth prior to the date hereof:

         4.1 CORPORATE EXISTENCE AND POWER. Each of TriZetto and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of TriZetto and Merger Sub has all requisite corporate powers and authority and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on TriZetto. TriZetto is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on TriZetto. TriZetto has heretofore delivered to RIMS true and complete copies of TriZetto's Certificate of Incorporation and Bylaws as currently in effect.

         4.2 CORPORATE AUTHORIZATION.

                  (a) The execution, delivery and performance by TriZetto of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby are within TriZetto's corporate powers and have been duly authorized by all necessary corporate action.

                  (b) TriZetto's board of directors, at a meeting duly called and held, has (i) determined that this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby (including the Merger) are in the best interests of TriZetto's stockholders, and (ii) approved and adopted this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby (including the Merger), which approval satisfies in full any applicable requirements of Subchapter 9 of the DGCL.

                  (c) This Agreement has been duly executed and delivered by TriZetto and Merger Sub. This Agreement constitutes, and the Transaction Documents to be executed and delivered will constitute legal, valid and binding obligations of TriZetto and Merger Sub, enforceable against TriZetto and Merger Sub, as applicable, in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (d) At the Closing Date and at the time of issuance, the TriZetto Stock issued pursuant to this Agreement will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights.

         4.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by TriZetto and Merger Sub of this Agreement and the Transaction Documents and the consummation by TriZetto and Merger Sub of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, other than (a) the filing of the Certificate of Merger and other documents in accordance with the DGCL and the IBCA, (b) compliance with the 1933 Act, the 1934 Act, or foreign or state securities or blue sky laws; (c) actions required by the HSR Act, and the rules and regulations promulgated thereunder, or any applicable foreign antitrust law; (d) authorization for inclusion of the shares of TriZetto Stock to be issued in the Merger and the transactions contemplated hereby on Nasdaq, subject to official notice of issuance; and (e) any other filings, approvals or authorizations which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on TriZetto or Merger Sub or Materially impair the ability of TriZetto or Merger Sub to consummate the transactions contemplated by this Agreement.

         4.4 NON-CONTRAVENTION. The execution, delivery and performance by TriZetto and Merger Sub of this Agreement and the Transaction Documents and the consummation by TriZetto and Merger Sub of the transactions contemplated hereby and thereby do not and will not (i) contravene or conflict with the Certificate of Incorporation or Bylaws of TriZetto and Merger Sub or the charter documents of the TriZetto Subsidiaries, (ii) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to TriZetto and Merger Sub or the TriZetto Subsidiaries,
(iii) require the consent or other action of any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of TriZetto and Merger Sub or the TriZetto Subsidiaries or to a loss of any benefit to which TriZetto and Merger Sub or the TriZetto Subsidiaries is entitled under any provision of any agreement or other instrument binding upon TriZetto and Merger Sub or the TriZetto Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of TriZetto, or (iv) result in the creation or imposition of any Lien on any asset of TriZetto or the TriZetto Subsidiaries, except, in the case of clauses (ii) through (iv), for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on TriZetto or Materially impair the ability of TriZetto and Merger Sub to consummate the transactions contemplated by this Agreement.

         4.5 COMPLIANCE WITH LAW AND OTHER INSTRUMENTS.

                  (a) TriZetto and the TriZetto Subsidiaries hold all Material licenses, permits and authorizations necessary for the lawful conduct of its business as now being conducted pursuant to all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and other authorities having jurisdiction over it or any part of its respective operations, and there are no violations or claimed violations by TriZetto of, or action or proceeding pending against TriZetto or any of its Subsidiaries with respect to, any such license, permit or authorization or any such statute, law, ordinance, rule or regulation.

                  (b) The business of TriZetto and each of its Subsidiaries has been and is being conducted in compliance with all applicable Laws, including without limitation all Laws concerning privacy and/or data protection, except for violations or failures to so comply that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on TriZetto. Since the Most Recent 10-Q Date, no investigation or review by any Regulatory Authority with respect to TriZetto or any of its Subsidiaries is pending or, to the Knowledge of TriZetto, threatened in writing, other than, in each case, those which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on TriZetto. TriZetto has not received any written communication since the Most Recent 10-Q Date from a Regulatory Authority that alleges that TriZetto or any of its Subsidiaries is not in compliance in any Material respect with any applicable Law.

         4.6 CAPITALIZATION.

                  (a) The authorized capital stock of TriZetto consists of 95,000,000 shares of TriZetto Stock and 5,000,000 shares of preferred stock of TriZetto. As of October 31, 2000, there were outstanding (i) 33,863,896 shares of TriZetto Stock, (ii) zero shares of preferred stock of TriZetto, and (iii) employee stock options to purchase an aggregate of 4,963,244 shares of TriZetto and (iv) a warrant to purchase 300,000 shares of TriZetto Stock. 7,293,699 shares of TriZetto Stock have been reserved for issuance pursuant to TriZetto's employee stock purchase plan and TriZetto's stock option plan.

                  (b) All outstanding shares of capital stock of TriZetto have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 4.6, and except for changes since October 31, 2000, resulting from the exercise of stock options outstanding on such date, there are no outstanding (i) shares of capital stock or other voting securities of TriZetto, (ii) securities of TriZetto convertible into or exchangeable for shares of capital stock or voting securities of TriZetto, or (iii) options, restricted stock, stock appreciation rights, other stock-based compensation awards or other rights to acquire from TriZetto, or other obligation of TriZetto to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of TriZetto. There are no outstanding obligations of TriZetto or the TriZetto Subsidiaries to repurchase, redeem or otherwise acquire any securities referred to in clauses (i), (ii) or
(iii) above.

                  (c) As of the date hereof, there are no outstanding bonds, debentures, notes or other indebtedness of TriZetto having the right to vote (or convertible into or exercisable for TriZetto Stock having the right to vote) on any matters on which TriZetto stockholders may vote.

                  (d) As of the date hereof, there are no outstanding contractual obligations of TriZetto to repurchase, reprice, redeem or otherwise acquire any shares of the capital stock of TriZetto.

                  (e) All of the TriZetto Stock was issued or granted in compliance with all applicable federal and state securities laws.

                  (f) Except for rights to purchase TriZetto Stock issued to employees or consultants of TriZetto and repurchase rights pursuant to contractual arrangements with employees and consultants, TriZetto is not obligated to issue or repurchase any shares of TriZetto Stock for any purpose and no Person has entered into any Contract (whether preemptive or contractual) for the purchase from TriZetto, subscription or issuance of any unissued shares or other securities of TriZetto, whether now or in the future.

         4.7 SEC FILINGS OF TRIZETTO. TriZetto has timely filed with the Securities and Exchange Commission (the "SEC") all reports required to be filed by it since its initial public offering in October 1999 ("SEC Filings"), including but not limited to the report on Form 10-Q for the period ended June 30, 2000 (such date being the "Most Recent 10-Q Date"), filed with the SEC on August 14, 2000. The SEC Filings (a) complied in all Material respects with the requirements of the 1933 Act and the 1934 Act as the case may be at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) and (b) did not as of the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of Material fact or omit to state a Material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. TriZetto has timely filed all required forms, reports and documents required to be filed with the SEC and the NASD.

         4.8 TRIZETTO FINANCIAL STATEMENTS.

                  (a) The audited consolidated financial statements for its fiscal year ended December 31, 1999 and the unaudited consolidated financial statements for the six months ended June 30, 2000 are complete and correct in all Material respects in accordance with the books and records of TriZetto, and present fairly the financial position of TriZetto, at the dates indicated and the results of its operations and the changes in stockholders equity for the period then ended, in accordance with GAAP, consistently applied.

                  (b) TriZetto does not have any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise whether due or to become due, known or unknown, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments that are required to be disclosed under GAAP, except (i) as set forth in Section 4.8(b) of the TriZetto Disclosure Schedule, (ii) as disclosed in the SEC Filings, (iii) liabilities or obligations incurred since the Most Recent 10-Q Date which were incurred in the ordinary course of business and consistent with past practice, or (iv) liabilities that would not be required by GAAP to be disclosed in financial statements or in the notes thereto and that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on TriZetto.

         4.9 ABSENCE OF CERTAIN CHANGES. Since the Most Recent 10-Q Date and except as disclosed in the SEC Filings, the business of TriZetto has been conducted in the ordinary course and there has not been:

                  (a) any event, occurrence or development of a state of circumstances or facts which would, individually or in the aggregate, have a Material Adverse Effect on TriZetto (other than adverse effects arising from the execution and performance of this Agreement, changes in general economic conditions or changes applicable generally to the industry) or any event, occurrence or development which would have a Material Adverse Effect on the ability of TriZetto to consummate the Merger;

                  (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of TriZetto, or any repurchase, redemption or other acquisition by TriZetto of any outstanding shares of capital stock or other securities of, or other ownership interests in TriZetto other than pursuant to restricted stock purchase or stock option agreements with employees or consultants;

                  (c) any split, combination, re-classification of any TriZetto Stock or any amendment of any term of any outstanding equity security of TriZetto; or

                  (d) any agreement or commitment to do any of the foregoing.

         4.10 LITIGATION. There is no action, suit, investigation, audit or proceeding pending against or, to the knowledge of TriZetto, threatened against or affecting, TriZetto, its officers or directors, the TriZetto Subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official which, would, individually or in the aggregate, have a Material Adverse Effect on TriZetto. No former stockholder, employee, officer or director or TriZetto has any claim pending or, to the Knowledge of TriZetto, threatened against TriZetto, its officers or directors or any of its properties relating to sales of TriZetto Stock by TriZetto or any of TriZetto's current or former stockholders. Neither TriZetto, the TriZetto Subsidiaries nor any of their respective properties, nor to the knowledge of TriZetto any of its officers or directors, is subject to any order, writ, judgment, decree or injunction of any court or arbitrator or any governmental body, agency or official. No Material claims have been brought against TriZetto since the Most Recent 10-Q Date which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on TriZetto. To the Knowledge of TriZetto, there are no facts or circumstances that could reasonably be expected to give rise to any actions set forth in this Section 4.10.

         4.11 BANKING AND FINDERS' FEES. Except as set forth in Section 4.11 of the TriZetto Disclosure Schedule, there is and will be no investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of TriZetto or any of the TriZetto Subsidiaries who might be entitled to any fee or commission from RIMS or any of the TriZetto Subsidiaries upon consummation of the transactions contemplated by this Agreement.

         4.12 TAX MATTERS.

                  (a) The Merger is intended to qualify as a reorganization under Section 368(a)(1)(A) of the Code. In respect thereof, neither TriZetto or the TriZetto Subsidiaries, has taken any action to prevent the Merger from qualifying as a reorganization within 368(a) of the Code.

                  (b) No examination of TriZetto is currently pending or, to the Knowledge of TriZetto, threatened for any Material amount of Tax by any taxing authority and there is no dispute or claim concerning any Material Tax liability of TriZetto either claimed by any authority in writing, or to the Knowledge of TriZetto, reasonable expected to be claimed. Since the Most Recent 10-Q Date, TriZetto has prepared and timely filed with the appropriate governmental agencies all Material franchise, income and all other Material Tax returns and reports required to be filed on or before the Closing Date (collectively "TriZetto Returns"), taking into account any extension of time to file granted to or obtained on behalf of the TriZetto.

                  (c) TriZetto has a valid business purpose for undertaking the Merger.

                  (d) The fair market value of the Merger Consideration received by each Shareholder will be approximately equal to the fair market value of the RIMS Stock surrendered in the Merger.

                  (e) Prior to the Merger, TriZetto will be in control of Merger Sub within the meaning of Section 368(c) of the Internal Revenue Code.

                  (f) TriZetto has no plan or intention to reacquire any of the TriZetto Stock issued in the Merger, except as otherwise contemplated by this Agreement.

                  (g) TriZetto has no plan or intention to liquidate RIMS; to merge RIMS with or into another corporation (other than Merger Sub and/or other entities controlled by TriZetto); to sell or otherwise dispose of the RIMS Stock except for transfers of stock to corporations controlled by TriZetto; or to cause RIMS to sell or otherwise dispose of any of the assets of RIMS or any of the assets acquired from Merger Sub, except for dispositions made in the ordinary course of business or in transfers described in Section 368(a)(2)(C) of the Code.

                  (h) The liabilities of Merger Sub assumed by RIMS and the liabilities to which the transferred assets of Merger Sub are subject were incurred by Merger Sub in the ordinary course of its business.

                  (i) Following the Merger, TriZetto presently intends to continue the historic business of RIMS or use a significant portion of RIMS' historic business assets in a business.

                  (j) TriZetto will pay its respective expenses, if any, incurred in connection with the Merger.

                  (k) There is no intercorporate indebtedness existing between RIMS and TriZetto that was issued, acquired or will be settled at a discount.

                  (l) TriZetto is not an investment company as defined in
section 368(a)(2)(F)(iii) and (iv) of the Code.

                  (m) TriZetto does not own, nor has it owned during the past five years prior to the Effective Time, any shares of RIMS Stock.

         4.13 TRIZETTO EMPLOYEE BENEFIT PLANS.

                  (a) Each TriZetto Benefit Plan has been maintained and operated in accordance with, and complies currently with, in all Material respects, all applicable laws, including but not limited to ERISA and the Code. Each TriZetto Benefit Plan has been operated in all Material respects in accordance with its terms.

                  (b) Except as set forth in the SEC Filings, there are no proceedings or lawsuits, pending or, to the Knowledge of TriZetto, threatened, and, to the Knowledge of TriZetto, are no investigations currently in progress, relating to any TriZetto Benefit Plan, by any administrative agency, whether local, state or federal or by any fiduciary, participant or beneficiary of such plan.

         4.14 ENVIRONMENTAL COMPLIANCE

                  (a) TriZetto and each of its Subsidiaries is in compliance with Environmental Laws (except where non-compliance would not have a Material Adverse Effect upon TriZetto) and all Environmental Permits.

                  (b) Since the Most Recent 10-Q Date, TriZetto has not received any written notice regarding any violation of any Environmental Laws, or any TriZetto Environmental Liabilities, including any investigatory, remedial or corrective obligations, relating to TriZetto or any of its Subsidiaries or its facilities arising under Environmental Laws.

                  (c) Since the Most Recent 10-Q Date, and except as set forth in the SEC Filings or Section 4.14 of the TriZetto Disclosure Schedule:

                           (i) TriZetto and each of its Subsidiaries are and
have been in compliance in all Material respects with all federal, state, local or foreign laws, ordinances, regulations, permits, approvals and authorizations relating to air, water, industrial hygiene and worker health and safety, anti-pollution, hazardous or toxic wastes, materials or substances, pollutants or contaminants, and to the Knowledge of TriZetto, no condition exists on any of the real property owned by or used in the business of TriZetto or any of its Subsidiaries that would constitute a Material violation of any such law or that constitutes or threatens to constitute a public or private nuisance; and

                           (ii) There has been no litigation, administrative
proceedings or investigations or any other actions, claims, demands notices of potential responsibility or requests for information brought or, to the Knowledge of TriZetto, threatened against TriZetto or any of its Subsidiaries or any settlement reached by it with any Person or Persons alleging the presence, disposal, release or threatened release of any Hazardous Material on, from or under any of such properties or as otherwise relating to potential environmental liabilities or the actual or alleged injury to human health or the environment by reason of the current conditions or operation of the facilities of TriZetto or any of its Subsidiaries or past condition and operations or activities of the facilities of TriZetto or any of its Subsidiaries.

         4.15 COLLECTIVE BARGAINING ARRANGEMENTS. Except as set forth in the SEC Filings, neither TriZetto nor any of its Subsidiaries is a party to or bound by any employee collective bargaining agreement, nor is TriZetto or any of its Subsidiaries a party to or affected by or, to the Knowledge of TriZetto, threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving the employees of TriZetto.

         4.16 PATENTS, INTELLECTUAL PROPERTY; SOFTWARE; AND YEAR 2000
COMPLIANCE.

                  (a) TriZetto and each of its Subsidiaries owns or has the right to use all Intellectual Property Material to the operation of the business of TriZetto or any Subsidiary as currently conducted or to products or services currently under development by TriZetto or any Subsidiary (collectively, "TriZetto Material Intellectual Property") and is current in all of its obligations under licenses or sublicenses with third parties required for use of all TriZetto Material Intellectual Property. Such Intellectual Property constitutes all Intellectual Property necessary for the conduct of its business in the manner conducted immediately prior to the Closing. All TriZetto Material Intellectual Property is either owned by TriZetto or its Subsidiaries free and clear of all Liens or is used pursuant to a license agreement; each such license agreement is valid and enforceable and in full force and effect; neither TriZetto nor any Subsidiary is in Material Default thereunder; and to the Knowledge of TriZetto, no corresponding licensor is in Material Default thereunder. None of the TriZetto Material Intellectual Property infringes or otherwise conflicts with any Intellectual Property or other right of any Person; there is no pending or, to the Knowledge of TriZetto, threatened (in writing) litigation, adversarial proceeding, administrative action or other challenge or claim relating to any TriZetto Material Intellectual Property; there is no outstanding Order relating to any TriZetto Material Intellectual Property; to the Knowledge of TriZetto, there is currently no infringement by any Person of any TriZetto Material Intellectual Property; and the TriZetto Material Intellectual Property owned, used or possessed by TriZetto and each of its Subsidiaries is sufficient and adequate to conduct the business of TriZetto and each of its Subsidiaries to the full extent as such business is currently conducted.

                  (b) TriZetto and each of its Subsidiaries has taken reasonable steps to protect, maintain and safeguard its respective TriZetto Material Intellectual Property, including any TriZetto Material Intellectual Property for which improper or unauthorized disclosure would impair its value or validity Materially, and has executed and required appropriate nondisclosure agreements and made appropriate filings and registrations in connection with the foregoing, except where the failure to take such steps, execute such nondisclosure agreements or make such filings and registrations could not reasonably be expected in the aggregate to have a Material Adverse Effect on TriZetto.

                  (c) Each of TriZetto and its Subsidiaries is the sole and exclusive owner of all Owned Software that is required to conduct the business of TriZetto and each of its Subsidiaries to the extent such businesses are currently conducted, including, without limitation, the products and services currently under development by TriZetto and each of its Subsidiaries. All of the Owned Software of TriZetto and any of its Subsidiaries is Year 2000 Compliant. To the Knowledge of TriZetto, all Material Third Party Software currently used by TriZetto and each of its Subsidiaries is Year 2000 Compliant.

                  (d) Each of TriZetto and its Subsidiaries is the sole and exclusive owner of all Owned Databases that are required to conduct the businesses of TriZetto and each of its Subsidiaries to the extent such businesses are currently conducted, including, without limitation, the products and services currently under development by TriZetto and each of its Subsidiaries. All of the Owned Databases of TriZetto and each of its Subsidiaries are Year 2000 Compliant. To the Knowledge of TriZetto, all Material Third Party Databases currently used by TriZetto and each of its Subsidiaries are Year 2000 Compliant.

                  (e) No Material confidential or trade secret information of TriZetto or any of its Subsidiaries has been provided to any Person except subject to written confidentiality agreements, except for any such disclosure which has not resulted and could not reasonably be expected to result in a Material Adverse Effect on TriZetto or any of its Subsidiaries.

                  (f) TriZetto and each of its Subsidiaries have valid copyrights in all Material copyrightable material whether or not registered with the U.S. copyright office.

                  (g) To the Knowledge of TriZetto, no employee of TriZetto or any of its Subsidiaries is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with TriZetto or any other party because of the nature of the business conducted by TriZetto or any of its Subsidiaries or proposed to be conducted by TriZetto or any of its Subsidiaries.

                  (h) If TriZetto is obligated to repair or replace products or services previously provided by TriZetto that are not Year 2000 Compliant in order to meet TriZetto's contractual obligations, to avoid personal injury or other liability, to avoid misrepresentation claims, or to satisfy any other obligations or requirements, to the Knowledge of TriZetto, TriZetto has repaired or replaced those products and services to make them Year 2000 Compliant in all Material respects.

         4.17 CONTRACTS. Except as set forth in the SEC Filings, to TriZetto's Knowledge, neither it nor any of its Subsidiaries nor any other party thereto is in breach or default under, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a breach or default by TriZetto, any of its Subsidiaries or any other party under, any Contract to which TriZetto or any of its Subsidiaries is a party and which would, if terminated or modified, have insofar as can reasonably be foreseen, a Material Adverse Effect on TriZetto. To the Knowledge of TriZetto, all of the other parties to such agreements are in compliance with all Material provisions of all such agreements.

         4.18 AFFILIATE TRANSACTIONS. Except as set forth in the SEC Filings and
Section 4.18 of the TriZetto Disclosure Schedule, there are no Material contracts or other Material transactions between TriZetto and any (a) officer or director of TriZetto, (b) shareholder of TriZetto, or (c) Affiliate of any such officer, director or shareholder.

         4.19 INSURANCE. TriZetto has in full force and effect all contracts of insurance or indemnity customary and appropriate for a company of its size. All premiums and other payments due with respect to all contracts of insurance or indemnity in force at the date hereof have been or will be paid, and TriZetto knows of no circumstance (including without limitation the consummation of the transactions contemplated by this Agreement), which has caused, or might cause, any such contract to be canceled or terminated. There is no Material claim by TriZetto or any of its Subsidiaries under any insurance policies of TriZetto or any of its Subsidiaries as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

         4.20 MERGER SUB. Merger Sub is and will be at all times prior to the Effective Time a wholly-owned subsidiary of TriZetto newly formed for the sole purpose of effecting the Merger. Merger Sub will engage in no other Material activities or operations not related to such purpose.

         4.21 FULL DISCLOSURE. All of the representations and warranties made by TriZetto and Merger Sub in this Agreement, and all statements set forth in the certificates delivered by TriZetto and Merger Sub at the Closing pursuant to this Agreement, are true, correct and complete in all Material respects and do not contain any untrue statement of a Material fact or omit to state any Material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by TriZetto pursuant to the terms of this Agreement are complete and accurate copies of the original documents.

                                   ARTICLE 5

             COVENANTS OF THE SHAREHOLDERS, RIMS, KIRCH AND HEIMSOTH

         5.1 CONDUCT OF RIMS BUSINESS. Prior to the Closing Date, except with the prior written consent of TriZetto or as expressly contemplated by this Agreement, RIMS shall, and shall cause its Subsidiaries to:

                  (a) conduct its business in substantially the same manner as presently being conducted and refrain from entering into any transaction or Contract other than in the ordinary course of business and consistent with past practices; and not make any Material change in its methods of management, marketing, accounting, or operations;

                  (b) obtain approval from TriZetto prior to undertaking any Material new business opportunity outside the ordinary course of business;

                  (c) confer at the request of TriZetto with one or more designated representatives of TriZetto to report Material operational matters and to report the general status of ongoing business operations;

                  (d) notify TriZetto of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings or submissions involving any Material property or other Material Assets;

                  (e) (i) grant to any current or former director, officer or employee of RIMS any increase in compensation or benefits, except for cost of living raises in the ordinary course of business, and except for employees who are not officers or directors in the ordinary course of business consistent with past practice, (ii) grant to any such director, officer, or employee any increase in severance or termination pay including the vesting of shares of RIMS Stock (or other property), (iii) enter into any employment, deferred compensation, severance or termination agreement or arrangement with or for the benefit of any such current or former director, officer or employee, or (iv) pay any bonuses to any director, officer, employee or consultant;

                  (f) except in the ordinary course of business and consistent with past practices, not (i) create or incur any new indebtedness outside of RIMS' bridge loan and line of credit from American National Bank and Trust Company (or, even if in the ordinary course of business, not in excess of $500,000 in the aggregate), or (ii) release or create any Liens of any nature whatsoever except for Permitted Liens;

                  (g) except in the ordinary course of business and, even if in the ordinary course of business, then not in an amount to exceed $200,000 individually or $1,000,000 in the aggregate, not make or commit to make any capital expenditure, or enter into any lease of capital equipment as lessee or lessor;

                  (h) not enter into, terminate or Materially amend any Material strategic alliance agreement or any other Material Contract relating to the distribution, sale, license or marketing by third parties of RIMS' products or services;

                  (i) not amend the Charter, Bylaws or other governing instruments of RIMS or any of its Subsidiaries, except as contemplated by this Agreement;

                  (j) not make any changes in its accounting methods or practices or revalue its Assets, except for (i) those changes required by GAAP, and (ii) changes in its tax accounting methods or practices that may be necessitated by changes in applicable Tax laws;

                  (k) not issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of RIMS Stock, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock, or pay or declare or agree to pay or declare any dividend or other distribution with respect to any RIMS Stock, except for shares to be issued pursuant to this Agreement;

                  (l) not make any loan to any Person or increase the aggregate amount of any loan currently outstanding to any Person, except for usual and customary advances to employees made in the ordinary course of business;

                  (m) not sell any Material Asset or make any Material commitment relating to its Assets other than in the ordinary course of business or for the leases to be sold pursuant to Section 9.1(t), or enter into or terminate any lease of real estate other than in the ordinary course of business;

                  (n) not purchase or redeem, or agree to purchase or redeem, any security of RIMS (including any share of RIMS Stock);

                  (o) not waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, reprice options granted under any employee, consultant, director, or other stock plans or authorized cash payments in exchange for any options granted under any of such plans;

                  (p) not grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding or policies existing on the date hereof or adopt any new severance plan;

                  (q) not transfer or license to any Person or otherwise extend, amend or modify any rights to the Intellectual Property of RIMS or any of its Subsidiaries, or enter into any grants of future patent rights, other than in the ordinary course of business consistent with past practice;

                  (r) not acquire or agree to acquire or be acquired by merging or consolidating with, or by purchasing any Person, interest in, portion of or the capital or the Assets of, or by any other manner, any business or any Person or division thereof, otherwise acquire or agree to acquire any Assets which are Material, individually or in the aggregate, to the business of RIMS or any of its Subsidiaries or enter into any joint ventures, strategic partnerships or alliances, except as contemplated hereby;

                  (s) not Materially modify or amend, or terminate any Material Contract or agreement to which RIMS or any of its Subsidiaries is a party or waive, release, or assign any Material rights or claims thereunder, in any such case in a manner Materially adverse to TriZetto;

                  (t) will not take any actions that would make any representation and warranty of RIMS hereunder inaccurate in any Material respect at the Effective Time; or

                  (u) authorize any of, or commit or agree to take any of, the foregoing actions.

         5.2 NO SOLICITATION.

                  (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article 11, the Shareholders, RIMS, Kirch and Heimsoth will not, nor will they authorize or permit any Affiliate or representative retained by them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal; (ii) participate in any discussions or negotiations regarding, or furnish to any Person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal; (iii) engage in discussions with any Person with respect to any Acquisition Proposal, except as to the existence of this Section 5.2;
(iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction. The Shareholders, RIMS, Kirch and Heimsoth will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of RIMS or any of its Subsidiaries or any investment banker, attorney or other advisor or representative of the Shareholders, RIMS, Kirch or Heimsoth or any of its Subsidiaries shall be deemed to be a breach of this Section 5.2 by the Shareholders, RIMS, Kirch and Heimsoth.

                  (b) In addition to the obligations of the Shareholders, RIMS, Kirch and Heimsoth set forth in Section 5.2(a) hereof, the Shareholders, RIMS, Kirch and Heimsoth shall immediately advise TriZetto orally and in writing of any request for non-public information or any inquiry with respect to RIMS which any of them reasonably believes may pertain to an Acquisition Proposal or to any Acquisition Transaction, the Material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person or group making any such request, Acquisition Proposal or inquiry. The Shareholders, RIMS, Kirch and Heimsoth will keep TriZetto immediately informed of the status and details (including Material amendments or proposed Material amendments) of any such request, Acquisition Proposal or inquiry.

         5.3 CONSENTS AND FILINGS. Upon the terms and subject to the conditions hereof, the Shareholders, RIMS, Kirch and Heimsoth agree to use all reasonable efforts to (a) obtain the consents required and (b) take all other actions necessary to effect the transactions contemplated hereby.

         5.4 ACCESS. RIMS shall afford to TriZetto, and to the officers, employees, accountants, counsel, financial advisors and other representatives of TriZetto, access during normal business hours during the period prior to the Effective Time to all of RIMS' properties, books, contracts, commitments, personnel and records and, during such period, RIMS shall furnish promptly to TriZetto, (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as TriZetto or its representatives may request. Except to the extent otherwise required by law, TriZetto will hold any confidential information obtained pursuant to this Section 5.4 in accordance with the Confidentiality Letter dated July 20, 2000, between TriZetto and RIMS (the "Confidentiality Letter").

         5.5 NOTIFICATION OF CERTAIN MATTERS. RIMS shall give prompt notice to TriZetto of (i) the occurrence or non-occurrence, to RIMS' Knowledge, of any event the occurrence or non-occurrence of which would cause any Shareholder or RIMS representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Shareholders, RIMS, Kirch or Heimsoth to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect the remedies available hereunder to TriZetto.

         5.6 STANDSTILL. The Shareholders, RIMS, Kirch and Heimsoth agree that, for a period of one year from the date of this Agreement, neither the Shareholders, RIMS nor any of their Affiliates will: (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of TriZetto or any of its Subsidiaries, or of any successor to or Person in control of TriZetto, or any assets of TriZetto or any of its Subsidiaries or divisions (other than the transactions contemplated herein) or of any such successor or controlling Person; (ii) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the rules of the SEC) to vote, or seek to advise or influence any Person or entity with respect to the voting of, any voting securities of TriZetto; (iii) deposit any voting securities of TriZetto or any of its Subsidiaries in a voting trust or subject any voting securities of TriZetto or any of its Subsidiaries to any arrangement or agreement with respect to the voting of such voting securities; (iv) join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other Person, for the purpose of acquiring, voting or disposing of voting securities of TriZetto or any of its Subsidiaries; (v) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving TriZetto or its securities or assets (other than the transactions contemplated herein); or (vi) form, join or in any way participate in a "group" (as defined in Section 13(d)(3) of the 1934 Act) in connection with any of the foregoing. The Shareholders will immediately advise TriZetto of any inquiry or proposal made to the Shareholders with respect to any of the foregoing. Notwithstanding anything to the contrary stated herein, the Shareholders, RIMS, Kirch and Heimsoth shall not be prohibited by this Section
5.6 from contacting the Chief Executive Officer, the Board of Directors of TriZetto or any member of the Board of Directors of TriZetto to request a waiver of any of the foregoing; provided, however, that the waiver of any of the foregoing must be executed by an executive officer of TriZetto duly authorized by the Board of Directors of TriZetto. In addition, notwithstanding anything to the contrary stated herein, a Shareholder is permitted to invest in mutual funds or similar investment vehicles that purchase, hold and sell securities of TriZetto; provided, however, that such Shareholder does not exert any control over the investment decisions of such mutual fund or investment vehicle.

                                   ARTICLE 6

                              COVENANTS OF TRIZETTO

         6.1 OBLIGATIONS OF MERGER SUB. TriZetto shall take all action to cause Merger Sub perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

         6.2 NASDAQ LISTING. TriZetto shall file a notice of issuance covering the shares of TriZetto Stock issuable to the Shareholders pursuant to this Agreement. TriZetto shall use its commercially reasonable best efforts to have such shares approved for listing on the Nasdaq National Market, subject to official notice of issuance, prior to the Effective Time.

         6.3 EMPLOYEES AND EMPLOYEE BENEFITS.

                  (a) TriZetto and its affiliates shall provide RIMS Employees (as defined below) with (a) retirement and savings benefits, (b) health and medical benefits, (c) severance benefits, and (d) other employee benefits that are, in the case of each such category of benefits, no less favorable in the aggregate than the comparable benefits provided to comparable employees of TriZetto and its affiliates immediately before the Effective Time.

                  (b) From and after the Effective Time, TriZetto shall treat all service by RIMS Employees (as defined below) with RIMS and its affiliates and their respective predecessors prior to the Effective Time for all purposes as service with TriZetto (except to the extent such treatment would result in duplicative accrual on or after the Effective Time of benefits for the same period of service), and, with respect to any medical or dental benefit plan in which RIMS Employees participate after the Effective Time, TriZetto shall waive or cause to be waived any pre-existing condition exclusions and requirements (provided, however, that no such waiver shall apply to pre-existing condition of any RIMS Employee who was, as of the Effective Time, excluded from participation in a RIMS benefit plan by virtue of such pre-existing condition).

                  (c) Nothing in Section 6.3 shall be construed to impose upon TriZetto and its affiliates any obligation to continue the employment of any RIMS Employee following the Effective Time. For purposes of this Section 6.3(c), "RIMS Employees" shall mean Persons who are, as of the Effective Time, employees of RIMS or any of its Subsidiaries.

         6.4 BRIDGE LOAN. Following the Closing Date, TriZetto shall take all action necessary to ensure that the Heimsoth and Kirch are released from any and all obligations that they may have with respect to RIMS' bridge loan from American National Bank and Trust Company.

         6.5 RIMS EMPLOYEE STOCK. Immediately after the Closing, TriZetto shall issue and deliver to the Persons and in the respective amounts set forth on Exhibit C, an aggregate number of shares of TriZetto Stock equal to $2,000,000 divided by the average closing sales price of the TriZetto Stock as reported on the NMS (or other exchange or similar market on which TriZetto is regularly traded if not then traded on NMS) for the five trading days beginning on the second full trading day prior to the public announcement of the execution of this Agreement (the "RIMS Employee Shares"), which shares shall vest at the rate of 25% per year pursuant to a four year vesting schedule and shall be conditioned on continued employment with TriZetto.

                                   ARTICLE 7

                         COVENANTS OF TRIZETTO AND RIMS

         7.1 CONSENTS; APPROVALS. Prior to Closing, each of RIMS and TriZetto shall use their respective commercially reasonable best efforts to obtain all consents, waivers, approvals, authorizations or orders necessary (including, without limitation, all governmental and regulatory rulings and approvals) such that the transactions contemplated herein will not constitute a default (or an event which with notice or lapse of time or both would become a default) under any Material contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which it or any of its Subsidiaries is a party. RIMS and TriZetto shall make all filings (including, without limitation, all filings with the governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by RIMS and TriZetto and the consummation by them of the transactions contemplated hereby.

         7.2 NOTICES OF CERTAIN EVENTS. RIMS and TriZetto shall promptly notify the other party of:

                  (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (b) any notice or other communication from any governmental or regulatory agency in connection with the transactions contemplated by this Agreement; and

                  (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to be disclosed pursuant to Articles 2, 3 or 4 or that relate to the consummation of the transactions contemplated by this Agreement or any other development causing a breach of any representation or warranty made by a party hereunder.

         7.3 FURTHER ACTION. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

         7.4 PUBLIC ANNOUNCEMENTS. TriZetto and RIMS shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated herein, and except as may be required by applicable law as advised by counsel, will not issue any such press release or make any such public statement without the prior written consent of the other party.

         7.5 TRANSFER TAXES. TriZetto and RIMS shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time. TriZetto, Merger Sub, the Shareholder and RIMS agree that the Shareholders (prior to the Merger) and the Surviving Corporation (following the Merger) will pay any real property, transfer or gains tax, stamp tax, stock transfer tax, or other similar tax imposed on the Merger or the surrender of the RIMS Stock pursuant to the Merger (collectively, "Transfer Taxes"), excluding any Transfer Taxes as may result from the transfer of beneficial interests in the RIMS Stock other than as a result of the Merger, and any penalties or interest with respect to the Transfer Taxes. The Shareholders agree to cooperate with TriZetto in the filing of any returns with respect to the Transfer Taxes.

         7.6 HART-SCOTT-RODINO; REASONABLE EFFORTS.

                  (a) The parties agree to use their commercially reasonable best efforts to take all actions necessary to comply with the HSR Act and to make all necessary filings with applicable authorities thereunder.

                  (b) The parties further agree to use commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (A) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from governmental authorities and the making of all other necessary registrations and filings, (B) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Merger that are necessary to consummate the Merger and the transactions contemplated by this Agreement or required to prevent a Material Adverse Effect on TriZetto or RIMS from occurring prior to or after the Effective Time, (C) to ensure that the Merger constitutes a tax-free reorganization within the meaning of Section 368(a)(1)(A), (D) the satisfaction of all conditions precedent to the parties' obligations hereunder, and (E) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 7.6(b) shall limit a party's right to terminate this Agreement pursuant to Section 10.1, so long as such party has up to then complied with its obligations under this Section 7.6(b).

         7.7 BLUE SKY LAWS. TriZetto shall take any action required to be taken under any applicable provincial or state securities laws (including "Blue Sky" laws) in connection with the issuance of the TriZetto Stock in the Merger; provided, however, that neither TriZetto nor RIMS shall be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in any jurisdiction where any such entity is not now so subject, except as to matters and transactions arising solely from the offer and sale of TriZetto Stock.

         7.8 FURTHER ACTION. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable, and to the extent practicable, on or before December 31, 2000, the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. The foregoing covenant shall not include any obligation by TriZetto to agree to divest, abandon, license or take similar action with respect to any assets (tangible or intangible) of TriZetto or RIMS.

                                    ARTICLE 8

                                 INDEMNIFICATION

         8.1 INDEMNIFICATION OF TRIZETTO AND MERGER SUB.

                  (a) Subject to the limitations contained in this Article 8, the Shareholders, Kirch and Heimsoth shall severally defend, indemnify and hold harmless TriZetto and Merger Sub and their respective officers, directors, stockholders, employees and agents from and against any and all losses, claims, judgments, liabilities, demands, charges, suits, penalties, costs or expenses, including court costs and attorneys' fees ("Claims and Liabilities") with respect to or arising from (i) the breach of any warranty or any inaccuracy of any representation made by the Shareholders or RIMS in this Agreement (as each such representation or warranty would read if all qualifications as to knowledge or materiality, including without limitation the definition of Material Adverse Effect, were deleted therefrom), or (ii) the breach of any covenant or agreement made by the Shareholders or RIMS in this Agreement.

                  (b) With respect to Subsection 8.1(a), the Shareholders, Kirch and Heimsoth shall be liable to TriZetto for any Claims and Liabilities only for those Claims and Liabilities that exceed, in the aggregate, $400,000 (the "Deductible Amount"); provided, however, that the Deductible Amount shall not apply to the indemnification obligations for breach of any representations and warranties set forth in Section 3.6 and 3.11 hereof. Further, the Shareholders' aggregate liability under Subsection 8.1(a) (other than with respect to any intentional or willful breach or failure to perform) shall in no event exceed the value of the Escrow Shares, and TriZetto's sole recourse against the Shareholders, Kirch and Heimsoth for any Claims and Liabilities shall be against the Escrow Shares. TriZetto's right to bring a claim against the Shareholders, Kirch and Heimsoth to indemnify TriZetto for any Claims and Liabilities with respect to or arising from the breach of any warranty or any inaccuracy of any representation made by the Shareholders, Kirch, Heimsoth or RIMS in this Agreement shall expire on the date one (1) year after the Effective Time.

                  (c) In addition to the obligations set forth in 8.1(a) above, the Shareholders, Kirch and Heimsoth shall defend, indemnify and hold harmless TriZetto and Merger Sub and their respective officers, directors, stockholders, employees and agents against any and all Claims and Liabilities with respect to or arising from any claims for any right to receive Merger Consideration or any equity interest in or right to acquire any equity interest in RIMS, TriZetto or Merger Sub made by any Person who is not a holder of RIMS Stock or RIMS Options on the Effective Date.

                  (d) Notwithstanding the disclosures set forth in Section 3.21 of the RIMS Disclosure Schedule, the Shareholders, Kirch and Heimsoth shall severally defend, indemnify and hold harmless TriZetto and Merger Sub and their respective officers, directors, stockholders, employees and agents against any and all Claims and Liabilities with respect to, or arising from, any claims for infringement of any of the Material RIMS Intellectual Property, including, without limitation, those claims or potential claims for infringement set forth on Section 3.21 of the RIMS Disclosure Schedule. The Shareholders', Kirch's and Heimsoth's aggregate liability under 8.1(a) above and this Subsection 8.1(d) shall in no event exceed the value of the Escrow Shares.

         8.2 LIMITATIONS. Anything to the contrary notwithstanding, TriZetto shall not be indemnified and held harmless in respect of any Claims and Liabilities which are covered by insurance owned by the Shareholders, RIMS, Kirch or Heimsoth to the extent that any net loss is reduced by such insurance. To the extent quantifiable, the parties shall make appropriate adjustments to take into account the tax benefits in determining the amount of indemnification to be provided hereunder.

         8.3 INDEMNIFICATION OF RIMS. TriZetto shall defend, indemnify and hold harmless RIMS, and its officers, directors, shareholders, employees and agents from and against any and all Claims and Liabilities with respect to or arising from (i) breach of any warranty or any inaccuracy of any representation made by TriZetto or Merger Sub, or (ii) breach of any covenant or agreement made by TriZetto or Merger Sub in this Agreement; provided, however, notwithstanding anything to the contrary TriZetto's liability hereunder shall be limited to $5,000,000 provided, however, that this dollar limit shall not apply to any Shareholder's claims for failure of TriZetto to perform or comply with its obligations pursuant to Article 2 or its covenants in Article 6.

         8.4 CLAIMS PROCEDURE. Promptly after the receipt by any indemnified party (the "Indemnitee") of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the "Indemnifying Party") pursuant to this Article 8, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this
Article 8, except where, and solely to the extent that, such failure actually and Materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at his or its own expense and by his or its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that, as a result of an existing or prospective business relationship between TriZetto or any of the TriZetto Subsidiaries on the one hand and any other party or parties to such claim on the other hand, or as a result of other reasonable circumstances, there is a reasonable probability that a claim may Materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Article 8 or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee's own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Article 8 to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnitee's failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Article 8, except where, and solely to the extent that, such failure actually and Materially prejudices the rights of such Indemnifying Party. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee; provided, however, that if the Indemnitee shall fail to consent to the settlement of such a claim by the Indemnifying Party, which settlement (i) the claimant has indicated it will accept, and (ii) includes an unconditional release of the Indemnitee and its Affiliates by the claimant and imposes no Material restrictions on the future activities of the Indemnitee and its affiliates, the Indemnifying Party shall have no liability with respect to any payment required to be made to such claimant in respect of such claim in excess of the proposed amount of settlement. If the Indemnitee is defending the claim as set forth above, the Indemnitee shall have the right to settle or compromise any claim against it after consultation with, but without the prior approval of, any Indemnifying Party, provided, however, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee.

         8.5 AGREEMENT OF THE SHAREHOLDERS. By virtue of the acceptance by the Shareholders of the consideration payable by TriZetto to the Shareholders upon the Closing and consummation of the transactions contemplated herein, the Shareholders will, without the need for any further action on their part, have agreed and consented to (i) their indemnification and other obligations under this Article 8; (ii) all of the terms and conditions of the Escrow Agreement and the establishment of the Escrow and pursuant to the terms and conditions of this Agreement and the Escrow Agreement to secure their indemnification obligations under this Article 8.

         8.6 EXCLUSIVE REMEDY. Each of the parties hereto acknowledges and agrees that, from and after the Closing Date, its sole and exclusive monetary remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this
Article 8, except that nothing in this Agreement shall be deemed to constitute a waiver of any injunctive or other equitable remedies or any tort claims of, or causes of action arising from, intentionally fraudulent misrepresentation or deceit.

                                    ARTICLE 9

                              CONDITIONS TO MERGER

         9.1 CONDITIONS TO OBLIGATIONS OF TRIZETTO AND MERGER SUB. The obligations of TriZetto and the Merger Sub to consummate the transactions contemplated herein are also subject to the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Shareholders, RIMS, Kirch and Heimsoth contained in this Agreement and in any certificate or other writing delivered to TriZetto pursuant hereto shall be true and correct on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time, and TriZetto and Merger Sub shall have received a certificate to such effect signed by the President and the Chief Executive Officer of RIMS;

                  (b) AGREEMENTS AND COVENANTS. RIMS and each of the Shareholders shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and TriZetto shall have received a certificate to such effect signed by the President and Chief Executive Officer of RIMS;

                  (c) CONSENTS OBTAINED. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Shareholders, RIMS, Kirch and Heimsoth for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Shareholders, RIMS, Kirch and Heimsoth;

                  (d) THE SHAREHOLDERS. At or prior to the Closing, the Shareholders shall hold 100% of the issued and outstanding shares of the RIMS Stock;

                  (e) RIMS DERIVATIVE SECURITIES. As of the Closing, other than the RIMS Options, there shall be no outstanding RIMS Derivative Securities;

                  (f) ESCROW AGREEMENT. The Escrow Agreement in the form of Exhibit B shall have been entered into by the Shareholders;

                  (g) NON-COMPETITION AND NON-SOLICITATION AGREEMENT. The Non-Competition and Non-Solicitation Agreement in the form of Exhibit D shall have been entered into by Kirch and Heimsoth;

                  (h) RESIGNATIONS. At the Closing, RIMS shall cause to be delivered to TriZetto duly signed resignations, effective immediately after the Closing, of all directors and officers of RIMS (other than those directors and officers designated in writing by TriZetto to RIMS at least one day before the Closing Date), or shall take such other action as is necessary to assure that such Persons are not directors or officers of RIMS after the Closing;

                  (i) OPINION OF COUNSEL. TriZetto shall have received the opinion of Sachnoff & Weaver, Ltd., counsel to RIMS, dated as of the Closing Date, in such form as is reasonably acceptable to TriZetto;

                  (j) REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement in the form attached hereto as Exhibit E shall have been entered into by the Shareholders;

                  (k) EMPLOYMENT AGREEMENTS. Kirch and Heimsoth shall have entered into an Employment Agreement dated as of the Closing Date with TriZetto, in the form attached hereto as Exhibit F;

                  (l) NO INJUNCTIONS. No temporary restraining order, preliminary or permanent injunction issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated herein shall be in effect;

                  (m) OUTSTANDING INDEBTEDNESS. All outstanding indebtedness between RIMS and any employee of RIMS shall have been paid in full;

                  (n) TERMINATION OF SHAREHOLDERS AGREEMENT. Kirch and Heimsoth shall have terminated, or caused to be terminated, that certain Shareholder's Agreement dated October 27, 1997 among RIMS, Kirch and Heimsoth.

                  (o) AMENDMENT TO RIMS OPTIONS. Each holder of RIMS Options shall have entered into an agreement with RIMS amending his or her option agreement to provide that in the event of a merger transaction as contemplated by this Agreement, all vested RIMS Options may be substituted for new options of comparable value covering shares of the acquiring corporation, with appropriate adjustments as to the number of shares and exercise price.

                  (p) BANK FEE. The Shareholders, Kirch and Heimsoth shall have paid or otherwise discharged the success fee payable to American National Bank and Trust Company of Chicago ("ANB") pursuant to the bridge loan by ANB to RIMS and shall have delivered to TriZetto written evidence of such payment reasonably satisfactory to TriZetto.

                  (q) TERMINATION AGREEMENTS. Each RIMS employee who is a party to a Termination Agreement shall have agreed to terminate such agreement prior to the Effective Time and RIMS shall have delivered to TriZetto written evidence of such termination reasonably satisfactory to TriZetto.

                  (r) ACCOUNTS RECEIVABLE WITH EMPLOYEES. Each employee of RIMS who is indebted to RIMS prior to the Effective Date shall have paid in full to RIMS all amounts so owed and RIMS shall have delivered to TriZetto written evidence of payment reasonably satisfactory to TriZetto; provided that the remaining balance under notes payable by Kirch and Heimsoth, not to exceed $86,423.61 and $85,717.95, respectively, plus accrued interest shall be foregiven by RIMS.

                  (s) OWNERSHIP OF AUTOMOBILES. RIMS shall have transferred all right, title and interest in and to the automobiles owned by RIMS and used by Kirch and Heimsoth as of the date of this Agreement in the conduct of business on behalf of RIMS to Kirch and Heimsoth, respectively;

provided that all sales taxes, transfer taxes and all other costs and expenses incurred in connection with such transfer shall be borne by Kirch and Heimsoth, respectively.

                  (t) SALE OF LEASES. RIMS shall have sold all right, title and interest in and to the leases in its lease portfolio, as set forth in Schedule 9.1(t), to an unrelated third party for an amount equal to at least $2,200,000.

         9.2 CONDITIONS TO OBLIGATIONS OF RIMS, THE SHAREHOLDERS, KIRCH AND HEIMSOTH. The obligations of RIMS, the Shareholders, Kirch and Heimsoth to consummate the transactions contemplated herein are also subject to the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of TriZetto and Merger Sub contained in this Agreement and in any certificate or other writing delivered to TriZetto pursuant hereto shall be true and correct in all respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time and RIMS shall have received a certificate to such effect signed by the President and the Chief Executive Officer of TriZetto;

                  (b) AGREEMENTS AND COVENANTS. TriZetto and Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing and RIMS shall have received a certificate to such effect signed by the President and the Chief Executive Officer of TriZetto;

                  (c) CONSENTS OBTAINED. All Material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by TriZetto and Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by TriZetto and Merger Sub, except where the failure to receive such consents, etc. would not reasonably be expected to have a Material Adverse Effect on TriZetto;

                  (d) OPINION OF COUNSEL. RIMS shall have received the opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, counsel to TriZetto, dated as of the Closing Date, in such form as may be reasonably satisfactory to RIMS;

                  (e) REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement in the form attached hereto as Exhibit E shall have been entered into by TriZetto; and

                  (f) NO INJUNCTIONS. No temporary restraining order, preliminary or permanent injunction issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated herein shall be in effect.

                                    ARTICLE 10

                                   TERMINATION

         10.1 TERMINATION. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the board of directors of TriZetto or RIMS or the Shareholders):

                  (a) by mutual written agreement duly authorized by the board of directors of TriZetto and RIMS;

                  (b) by the board of directors of TriZetto if any condition to the obligation of TriZetto or Merger Sub under this Agreement to be complied with or performed by RIMS at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived by TriZetto;

                  (c) by the board of directors of RIMS if any condition to the obligation of RIMS under this Agreement to be complied with or performed by TriZetto at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived by RIMS; or

                  (d) by either TriZetto or RIMS if the Merger shall not have been consummated by December 31, 2000; provided, however, that the right to terminate this Agreement under this Section 10.1(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date).

         10.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement, except for the provisions of the second sentence of Section 5.4, shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders. No termination of this Agreement shall affect the obligations contained in the Confidentiality Letter, which will survive in accordance with its terms. Notwithstanding the foregoing, nothing in this Section 10.2 shall relieve any party to this Agreement of liability for a Material breach of any provision of this Agreement and provided, further, however, that if it shall be judicially determined that termination of this Agreement was caused by an intentional breach of this Agreement by either party, then, in addition to other remedies at law or equity for breach of this Agreement, the breaching party shall indemnify and hold harmless the non-breaching parties for their respective out-of-pocket costs, fees and expenses of their counsel, accountants, financial advisors and other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution of this Agreement and related documentation, preparation of filings, and any litigation by third parties resulting from the execution of this Agreement.

         10.3 FEES AND EXPENSES. Except as otherwise set forth in this Article 10, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated. Without limiting the generality of the foregoing, the Shareholders, Kirch and Heimsoth will pay all of the fees and expenses incurred in connection with the transactions contemplated by this Agreement for the Shareholders', Kirch's, Heimsoth's and RIMS' legal, financial and accounting, and other advisors. TriZetto will pay all the fees and expenses incurred in connection with the transaction contemplated by the Agreement for TriZetto's legal, financial and accounting advisors. In the event this Agreement is terminated for any reason, RIMS shall reimburse TriZetto for one-half of the filing fee paid in connection with compliance under the HSR Act pursuant to this Agreement.

                                   ARTICLE 11

                               GENERAL PROVISIONS

         11.1 EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS, ETC. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time and shall continue in full force and effect for a period of one year following the Effective Time. The covenants and agreements of the parties contained in this Agreement shall survive the Effective Time unless and until they are otherwise terminated pursuant to their terms as a matter of applicable laws.

         11.2 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two days after deposit with a nationally recognized overnight courier, specifying two day delivery, with written verification of receipt. All communications shall be sent to the parties at the following addresses or facsimile numbers specified below (or at such other address or facsimile number for a party as shall be designated by ten days advance written notice to the other parties hereto):

                  (a) If to TriZetto or Merger Sub:

                          The TriZetto Group, Inc.
                          567 San Nicolas Drive, Suite 360
                          Newport Beach, California  92660
                          Attn: Jeffrey H. Margolis
                          Ph:  (949) 719-2200
                          Fax:  (949) 219-2199

                      with a copy to (which shall not constitute notice):

                          Stradling Yocca Carlson & Rauth
                          660 Newport Center Drive, Suite 1600
                          Newport Beach, California 92660
                          Attn:  K.C. Schaaf, Esq.
                          Ph:  (949) 725-4155
                          Fax:  (949) 725-4100

                  (b) If to the Shareholders, RIMS, Kirch or Heimsoth:

                          Resource Information Management Systems, Inc. 500 Technology Drive
                          Naperville, Illinois  60563
                          Attn:  Terry Kirch
                          Ph:  (630) 369-5300
                          Fax:  (630) 369-9672

                          Terry L. Kirch
                          500 Technology Drive
                          Naperville, Illinois  60563
                          Ph:  (630) 369-5300
                          Fax:  (630) 369-9672

                          Thomas H. Heimsoth
                          500 Technology Drive
                          Naperville, Illinois  60563
                          Ph:  (630) 369-5300
                          Fax:  (630) 369-9672

                      with a copy to (which shall not constitute notice):

                          Sachnoff & Weaver, Ltd.
                          30 S. Wacker Drive
                          29th Floor
                          Chicago, IL 60606
                          Attn : William N. Weaver, Jr.
                          Ph:  (312) 207-6401
                          Fax:  (312) 207-6400

         11.3 AMENDMENT. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after any stockholder approval of the issuance of the Merger Consideration has been obtained; provided, that after any such approval by the holders of TriZetto Stock, there shall be made no amendment that pursuant to the rules and regulations of Nasdaq requires further approval by such stockholders without the further approval of such stockholders.

         11.4 WAIVER. At any time prior to the Closing, any party hereto may with respect to any other party hereto (a) extend the time for performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         11.5 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other rights. Except as otherwise provided hereunder, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         11.6 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible, in an acceptable manner, to the end that transactions contemplated hereby are fulfilled to the extent possible.

         11.8 ENTIRE AGREEMENT. This Agreement (including the RIMS Disclosure Schedule and the TriZetto Disclosure Schedule together with the Transaction Documents and the exhibits and schedules attached hereto and thereto and the certificates referenced herein) constitutes the entire agreement and supersedes all prior agreements and undertakings both oral and written, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein.

         11.9 ASSIGNMENT. No party may assign this Agreement or assign its respective rights or delegate their duties (by operation of law or otherwise), without the prior written consent of the other party. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         11.10 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than
Section 8.4 (which is intended to be for the benefit of the Indemnified Parties and the others specifically referenced therein as beneficiaries of the agreements contained in Section 8.4, and may be enforced by such Indemnified Parties and other Persons).

         11.11 GOVERNING LAW. This Agreement will be governed by, and construed and enforced in accordance with the laws of the State of California as applied to contracts that are executed and performed in California, without regard to the principles of conflicts of law thereof. Each party hereby agrees that if such party commences legal proceedings for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, such proceedings (including all counterclaims) shall be conducted in the state or federal courts sitting in the county and state where such party (i.e., the plaintiff in such proceedings) is located (except that actions to enforce a judgment or for specific performance may be located elsewhere as necessary), and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

         11.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when counterparts have been signed by each of the parties and delivered by facsimile or other means to the other party. Any party who delivers a signature page via facsimile agrees to later deliver an original counterpart to all other parties.

         11.13 ATTORNEYS FEES. If any action or proceeding relating to this Agreement or the Escrow Agreement, or the enforcement of any provision of this Agreement or the Escrow Agreement is brought by a party hereto against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         11.14 GENDER. For purposes of this Agreement, references to the masculine gender shall include feminine and neuter genders and entities.

         IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                   THE TRIZETTO GROUP, INC., a Delaware
                                   corporation


                                         By:
                                             -----------------------------------

                                         Name:
                                               ---------------------------------

                                         Title:
                                                --------------------------------


                                   CIDADAW ACQUISITION CORP., a Delaware
                                   corporation



                                         By:
                                             -----------------------------------

                                         Name:
                                               ---------------------------------

                                         Title:
                                                --------------------------------



                                   RESOURCE INFORMATION MANAGEMENT SYSTEMS,
                                   INC., an Illinois corporation


                                         By:
                                             -----------------------------------

                                         Name:
                                               ---------------------------------

                                         Title:
                                                --------------------------------


                                   ----------------------------------------
                                        Thomas H. Heimsoth


                                   ----------------------------------------
                                        Terry L. Kirch


                [Signature Page to Agreement and Plan of Merger]

                                   THE SHAREHOLDERS


                                        PRAIRIE STREET PARTNERS, L.P.
                                        By: Kirch Family Trust of 2000, its
                                            General Partner

                                            By: American National Bank and Trust
                                                Co. of Chicago, its Trustee


                                                By:
                                                    ----------------------------
                                                Name:
                                                      --------------------------
                                                Its:
                                                     ---------------------------

                                        TIMBERLEE PARTNERS


                                        By:
                                            --------------------------------
                                        Name: Terry Kirch
                                        Its: General Partner

                                        DOVE HILL HOLDING PARTNERSHIP, L.P.
                                        By: Hatchwood Family Trust, its
                                            General Partner

                                            By: American National Bank and
                                                Trust Co. of Chicago, its
                                                Trustee


                                            By:
                                                ----------------------------
                                            Name:
                                                  --------------------------
                                            Its:
                                                 ---------------------------


                                        ----------------------------------------
                                             Thomas H. Heimsoth


                [Signature Page to Agreement and Plan of Merger]

                                    EXHIBIT A
                               CERTAIN DEFINITIONS

The following terms, as used in the Purchase Agreement, have the following meanings:

         "1933 ACT" shall have the meaning as set forth in Section 3.3 of the Agreement.

         "1934 ACT" shall have the meaning as set forth in Section 3.3 of the Agreement.

         "ACQUISITION PROPOSAL" shall mean any proposal (other than an offer or proposal by TriZetto) relating to any Acquisition Transaction.

         "ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions involving: (A) any merger, consolidation, business combination, stock sale or similar transaction involving RIMS; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 5% of the Assets of RIMS; or (C) any liquidation or dissolution of RIMS.

         "AFFILIATE" shall mean with respect to any Person, any individual, corporation, partnership, firm, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Entity, or Person directly or indirectly controlling, controlled by or under common control with a Person, including all officers and directors of such Person.

         "AGREEMENT" shall have the meaning as set forth in the Preamble.

         "ANTI-DILUTION EVENT" shall have the meaning as set forth in Section
2.4 of the Agreement.

         "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

         "BENEFIT PLANS" shall have the meaning as set forth in Section 3.12(b) of the Agreement.

         "CERTIFICATE OF MERGER" shall have the meaning as set forth in Section
1.3 of the Agreement.

         "CLAIMS AND LIABILITIES" shall have the meaning as set forth in Section
8.1 of the Agreement.

         "CLOSING" shall have the meaning as set forth in Section 1.2 of the Agreement.

         "CLOSING DATE" shall have the meaning as set forth in Section 1.2 of the Agreement.

          "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         "CODE" shall have the meaning as set forth in the Recitals.

         "CONFIDENTIALITY LETTER" shall have the meaning as set forth in Section
5.4 of the Agreement.

         "CONTRACT" means any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound or affecting such Person's capital stock, Assets or business.

         "DATABASES" means and includes all compilations of data and all related documentation and written narratives of all procedures used in connection with the collection, processing and distribution of data contained therein, together with information that describes the attributes of certain data and such data's relationship to other data, including, without limitation, (A) whether the data must be numerical, alphabetic, or alphanumeric, (B) range or type limitations of the data, (C) one-to-one, one-to-many, or many-to-many relationships with other data, (D) file layouts, and (E) data formats.

         "DEDUCTIBLE AMOUNT" shall have the meaning as set forth in Section 8.1(b) of the Agreement.

         "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

         "DGCL" shall have the meaning as set forth in Section 1.1 of the Agreement.

         "EFFECTIVE TIME" shall have the meaning as set forth in Section 1.3 of the Agreement.

         "EMPLOYEES" shall have the meaning as set forth in Section 3.19 of the Agreement.

         "ENVIRONMENTAL LAWS" mean any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants or other Hazardous Substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "ENVIRONMENTAL PERMITS" means, with respect to any Person, all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of such Person as currently conducted.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "ESCROW" shall have the meaning as set forth in Section 2.3 of the Agreement.

         "ESCROW AGENT" shall have the meaning as set forth in Section 2.3 of the Agreement.

         "ESCROW AGREEMENT" shall have the meaning as set forth in Section 2.3 of the Agreement.

         "ESCROW SHARES" shall have the meaning as set forth in Section 2.3 of the Agreement.

         "EXCHANGE AGENT" shall have the meaning as set forth in Section 2.2(a) of the Agreement.

         "FINANCIAL STATEMENTS" shall have the meaning as set forth in Section
3.8 of the Agreement.

         "GAAP" shall have the meaning as set forth in Section 3.8 of the Agreement.

         "GOVERNMENTAL ENTITY" shall mean any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, state or local, domestic or foreign.

         "HAZARDOUS MATERIAL" means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under any Environmental Law.

         "HSR" shall have the meaning as set forth in Section 3.3 of the Agreement.

         "IBCA" shall have the meaning as set forth in the Recitals.

         "INDEMNIFYING PARTY" shall have the meaning as set forth in Section 8.4 of the Agreement.

         "INDEMNITEE" shall have the meaning asset forth in Section 8.4 of the Agreement.

         "INTELLECTUAL PROPERTY" shall mean all rights, privileges and priorities provided under applicable Law relating to intellectual property, whether registered or unregistered, including without limitation all (i) (a) inventions, discoveries, processes, formulae, designs, methods, techniques, procedures, concepts, developments, technology, mask works, and confidential information, new and useful improvements thereof and know-how relating thereto, whether or not patented or eligible for patent protection; (b) copyrights and copyrightable works, including computer applications, programs, Products, Software, databases and related items; (c) trademarks, service marks, trade names, brand names, product names, corporate names, logos and trade dress, the goodwill of any business symbolized thereby, and all common-law rights relating thereto; and (d) trade secrets, data and other confidential information; and
(ii) all registrations, applications, recordings, and licenses or other similar agreements related to the foregoing.

         "KEY EMPLOYEES" shall have the meaning set forth in Section 9.2(n) of the Agreement.

         "KNOWLEDGE OF KIRCH AND HEIMSOTH" shall mean the actual knowledge of Kirch and Heimsoth, and knowledge that a reasonable Person in such capacity should have after due inquiry.

         "KNOWLEDGE OF RIMS" means the actual knowledge of Kirch, Heimsoth, Jeff Heimsoth, Jerry Horwitz and Dan Contilli, and knowledge that a reasonable Person in such capacity should have after due inquiry.

         "KNOWLEDGE OF THE SHAREHOLDERS" means the actual knowledge of the Shareholders, and knowledge that a reasonable Person in such capacity should have after due inquiry.

         "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect to such asset.

         "MATERIAL" AND "MATERIALLY" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

         "MATERIAL ADVERSE EFFECT" means, with respect to any Person, a Material adverse effect on the condition (financial or otherwise), business, assets or liabilities of such Person and its Subsidiaries taken as a whole.

         "MERGER" shall have the meaning as set forth in the Recitals.

         "MERGER CONSIDERATION" shall have the meaning as set forth in Section 2.1(b)(ii) of the Agreement.

         "MERGER SUB" shall have the meaning as set forth in the Preamble.

         "NASD" means National Association of Securities Dealers, Inc.

         "NMS" shall have the same meaning as set forth in Section 2.6 of the Agreement.

         "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

         "OWNED DATABASES" means all Databases other than Third Party Databases.

         "OWNED SOFTWARE" means all Software other than Third Party Software.

         "PERSON" means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

         "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, consent, easement, filing, franchise, letter of good standing, license, notice, permit, qualification, registration or right of or from any Governmental Entity (or any extension, modification, amendment or waiver of any of these) to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business, or any notice, statement, filing or other communication to be filed with or delivered to any Governmental Entity.

         "PERMITTED LIENS" shall mean (a) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; and (c) Liens incidental to the conduct of the business of RIMS which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business.

         "PRODUCTS" means the Software applications developed or owned by RIMS and all related products, including any Intellectual Property related thereto.

         "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, and all foreign, federal, state and local regulatory agencies and other Governmental Entities or bodies having jurisdiction over the parties and their respective Assets, employees, businesses and/or Subsidiaries, including the NASD and the SEC.

         "RETURNS" shall have the meaning as set forth in Section 3.11(a)(i) of the Agreement.

         "RIMS" shall have the meaning as set forth in the Preamble.

         "RIMS BALANCE SHEET" shall have the meaning as set forth in Section 3.8 of the Agreement.

         "RIMS CONVERTIBLE SECURITY" means any note, evidence of indebtedness, stock or other security that is convertible into or exchangeable for any shares of the capital stock of RIMS.

         "RIMS DERIVATIVE SECURITY" shall mean (a) any RIMS Warrant, (b) any RIMS Convertible Security, (c) any warrant, option, right or other security that entitles the holder thereof to purchase or otherwise acquire any RIMS Convertible Security; and (d) any note, evidence of indebtedness, stock or other security that is convertible into or exchangeable for any RIMS Warrant.

         "RIMS DISCLOSURE SCHEDULE" shall mean the written disclosure schedule delivered on or prior to the date hereof by RIMS to TriZetto that is arranged in paragraphs corresponding to the numbered and lettered paragraphs corresponding to the numbered and lettered paragraphs contained in the Agreement.

         "RIMS EMPLOYEES" shall have the meaning set forth in Section 6.4(c) of the Agreement.

         "RIMS ENVIRONMENTAL LIABILITIES" mean any and all liabilities of or relating to RIMS, whether contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date.

         "RIMS MATERIAL INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 3.21(a) of the Agreement.

         "RIMS OPTION" means any option granted, whether exercisable or not exercisable and not exercised or expired, to a current or former employee, director, consultant, advisor or independent contractor of RIMS or any predecessor thereof to purchase RIMS Stock.

         "RIMS OPTION NUMBER" shall have the meaning as set forth in Section 2.1(b)(i)(b)(1) of the Agreement.

         "RIMS STOCK" shall have the meaning as set forth in the Recitals.

         "RIMS WARRANT" means any warrant, option, right or other security that entitles the holder thereof to purchase or otherwise acquire any shares of the capital stock of RIMS.

         "SEC" shall have the meaning as set forth in Section 4.7 of the Agreement.

         "SEC FILINGS" shall have the meaning as set forth in Section 4.7 of the Agreement.

         "SHAREHOLDERS" shall have the meaning as set forth in the Preamble.

         "SOFTWARE" means and includes all computer programs, whether in source code, object code or other form (including without limitation any embedded in or otherwise constituting part of a computer hardware device), algorithms, edit controls, methodologies, applications, flow charts and any and all systems documentation (including, but not limited to, data entry and data processing procedures, report generation and quality control procedures), logic and designs for all programs, and file layouts and written narratives of all procedures used in the coding or maintenance of the foregoing.

         "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "SURVIVING CORPORATION" shall have the meaning as set forth in Section
1.1 of the Agreement.

         "TRIZETTO" shall have the meaning as set forth in the Preamble.

         "TRIZETTO BENEFIT PLAN" means each profit-sharing, deferred compensation, bonus, stock option, stock purchase, stock bonus, phantom stock, vacation pay, holiday pay, severance, dependent care assistance, excess benefit, incentive compensation, salary continuation, medical, life or other insurance, employment, severance, termination, golden parachute, consulting, supplemental retirement plan or agreement, supplemental unemployment and other employee benefit plans, programs, agreements or arrangements, including all unwritten employee benefit plans, programs, agreements and arrangements, if any, maintained or contributed to by TriZetto for the benefit of TriZetto's Employees (or former employees) or independent contractors and/or their beneficiaries.

         "TRIZETTO DISCLOSURE SCHEDULE" shall mean the written disclosure schedule delivered on or prior to the date hereof by TriZetto to the Shareholders and RIMS that is arranged in paragraphs corresponding to the numbered and lettered paragraphs corresponding to the numbered and lettered paragraphs contained in the Agreement.

         "TRIZETTO ENVIRONMENTAL LIABILITIES" mean any and all liabilities of or relating to TriZetto, whether contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date.

          "TRIZETTO STOCK" shall have the meaning as set forth in Section 2.1(b)(1) of the Agreement.

         "TAX" OR "TAXES" shall mean all United States federal, state, provincial, local or foreign taxes and any other applicable duties, levies, fees, charges and assessments that are in the nature of a tax, including income, gross receipts, property, sales, use, license, excise, franchise, ad valorem, value-added, transfer, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs, capital stock, real property, personal property, alternative or add-on minimum, estimated, social security payments, and health taxes and any deductibles relating to wages, salaries and benefits and payments to subcontractors, together with all interest, penalties and additions imposed with respect to such amounts.

         "TAXING AUTHORITY" shall mean any governmental authority responsible for the imposition of Taxes.

         "THIRD PARTY DATABASES" means Databases licensed or leased to RIMS or any of its Subsidiaries by third parties.

         "THIRD PARTY LICENSES" means all licenses and other agreements with third parties relating to any Intellectual Property or products that RIMS is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into products marketed and distributed by RIMS.

         "THIRD PARTY TECHNOLOGY" means all Intellectual Property and products owned by third parties and licensed pursuant to Third Party Licenses.

          "THIRD PARTY SOFTWARE" means Software licensed or leased to RIMS or its Subsidiaries by third parties, including commonly available "shrink wrap" software copyrighted by third parties.

         "TRANSFER TAXES" shall have the meaning as set forth in Section 7.5 of this Agreement.

         "TRANSACTION DOCUMENTS" means the Agreement, the Escrow Agreement, the Non-Competition and Non-Solicitation Agreement, the Registration Rights Agreement, the Confidentiality Letter, and any other document executed and delivered pursuant hereto together with any exhibits or schedules to such documents.

          "YEAR 2000 COMPLIANT" means that (1) the products, services, or other item(s) at issue accurately process, provide and/or receive all date/time data (including calculating, comparing, sequencing, processing and outputting) within, from, into, and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations, and (2) neither the performance nor the functionality of RIMS' provision of the products, services, and other item(s) at issue will be affected by any dates/times prior to, on, after, or spanning


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

January 1, 2000. The design of the products, services, and other item(s) at issue to ensure compliance with the foregoing warranties and representations includes proper date/time data century recognition and recognition of 1999 and 2000, calculations that accommodate single century and multi-century formulae and date/time values before, on, after, and spanning January 1, 2000, and date/time data interface values that reflect the century, 1999, and 2000. In particular, but without limitation, (i) no value for current date/time will cause any error, interruption, or decreased performance in or for such product(s), service(s), and other item(s), (ii) all manipulations of date and time related data (including calculating, comparing, sequencing, processing, and outputting) will produce correct results for all valid dates and times when used independently or in combination with other products, services, and/or items,
(iii) date/time elements in interfaces and data storage will specify the century to eliminate date ambiguity without human intervention, including leap year calculations, (iv) where any date/time element is represented without a century, the correct century will be unambiguous for all manipulations involving that element, (v) authorization codes, passwords, and zaps (purge functions) will function normally and in the same manner during, prior to, on and after January 1, 2000, including the manner in which they function with respect to expiration dates and CPU serial numbers, and (vi) RIMS' supply of the product(s), service(s), and other item(s) will not be interrupted, delayed, decreased, or otherwise affected by the advent of the year 2000.


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